UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☑      Definitive Proxy Statement
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☐      Soliciting Material Pursuant to §240.14a-12

SAFEGUARD SCIENTIFICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
RATIFICATION OF APPOINTMENT OF KPMG LLP
AUDIT COMMITTEE REPORT
STOCK OWNERSHIP OF DIRECTORS AND OFFICERS
STOCK PERFORMANCE GRAPH
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
APPENDIX A
APPENDIX B
APPENDIX C
APPENDIX D

800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087-1945

Phone:	(610) 293-0600
Toll-Free:	(877) 506-7371
Fax:	(610) 293-0601
Automated Investor Relations Line: (888) 733-1200

Internet: www.safeguard.com

SAFEGUARD SCIENTIFICS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

You are invited to attend the Safeguard Scientifics, Inc. 2005 Annual Meeting of Shareholders.

DATE:	May 25, 2005

TIME:	10:00 a.m. Eastern time

PLACE:	The Desmond Great Valley Hotel and Conference Center
One Liberty Boulevard
Malvern, PA 19355
(610) 296-9800 or (800) 575-1776

RECORD DATE:	Only shareholders who owned stock at the close of business on April 5, 2005, can vote at this meeting and any adjournments that may take place.

ITEMS OF BUSINESS:	1.	To elect nine directors;

	2.	To ratify the appointment of KPMG LLP as Safeguard’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

	3.	To consider such other business as may properly come before the meeting.

We also will report on Safeguard’s 2004 business results and other matters of interest to our shareholders. You will have an opportunity at the meeting to ask questions, make comments and meet our management team.

Your vote is very important. We encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible to ensure your representation at the annual meeting, regardless of whether you attend in person. You may vote by completing, signing, dating and returning your proxy card or voting instruction form in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers about the Meeting and the Proposals” beginning on page 1 of this proxy statement and the instructions on the proxy card or voting instruction form.

This notice of annual meeting, proxy statement, accompanying proxy card, and 2004 annual report are being mailed to shareholders beginning April 25, 2005, in connection with the solicitation of proxies by the Board of Directors.

By Order of the Board of Directors,

Deirdre Blackburn
Secretary

April 25, 2005

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE PROPOSALS

Q:	When and where is the annual meeting?

A:	Safeguard’s annual meeting is being held on Wednesday, May 25, 2005 at 10:00 a.m. at The Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, PA 19355.

Q:	Do I need a ticket or proof of Safeguard ownership to attend the annual meeting?

A:	You will not need a ticket to attend the annual meeting. However, only persons with evidence of stock ownership, or who are guests of Safeguard, may attend and be admitted to the annual meeting. Photo identification, such as a valid driver’s license or passport, will be required. If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee, or your most recent brokerage account statement, that confirms that you are the beneficial owner of Safeguard shares. Individuals who do not have proof that they own Safeguard shares will not be admitted to the meeting.

Q:	Why am I receiving these materials?

A:	You are receiving Safeguard’s annual report, notice of annual meeting, proxy statement and a proxy card or voting instruction form because you owned shares of Safeguard stock on April 5, 2005, the record date for determining the shareholders entitled to vote at the annual meeting. This proxy statement contains detailed information relating to the proposals on which we would like you, as a shareholder, to vote. The proxy card or voting instruction form is used for voting.

Q:	How many shares must be present to hold the meeting?

A:	To hold the meeting, a quorum must be present. A quorum is a majority of the outstanding shares, which may be represented at the meeting either in person or by proxy. Proxies received but marked as abstentions or containing broker non-votes on a particular matter will be included in the calculation of the number of shares entitled to vote for the purpose of determining the presence of a quorum.

Q:	What am I voting on?

A:	You are being asked to vote on:

1.	the election of nine directors who have been nominated to serve on Safeguard’s Board of Directors (“Board”); and

2.	the ratification of the appointment of KPMG LLP as Safeguard’s independent registered public accounting firm for the 2005 fiscal year.

We also will consider other business that properly comes before the annual meeting.

Q:	How does Safeguard’s Board of Directors recommend I vote?

A:	Safeguard’s Board recommends a vote “FOR” each Board nominee and “FOR” ratification of the appointment of KPMG LLP as Safeguard’s independent registered public accounting firm. Our Board also requests discretionary authority to cumulate votes and to vote on any other matter that may properly arise at the meeting.

Q:	How many votes do I have?

A:	Each share of Safeguard common stock outstanding on the record date is entitled to vote on all items being voted upon at the annual meeting. On the record date, we had 119,890,738 shares issued and outstanding.

Every shareholder may cast one vote for each share owned on the record date, including shares held directly in your name as the “shareholder of record” and shares held for you as the “beneficial owner” through a broker, trustee, or other nominee, such as a bank. In the election of directors, shareholders may elect to cumulate their votes as described below under “What does cumulative voting mean?”

Q:	What does cumulative voting mean?

A:	Cumulative voting applies only in the election of directors. It means that you may cast a number of votes equal to the number of Safeguard shares you own multiplied by the number of directors to be elected. For example, since nine directors are standing for election at the annual meeting, if you hold 100 shares of Safeguard stock, you may cast 900 votes (nine times 100) in the election of directors. You may distribute those votes among as few or as many of the nine nominees as you wish. In other words, in the example provided, you may cast all 900 votes “FOR” one nominee or allocate your 900 votes among two or more nominees, as long as the total equals 900 votes.

If you received a proxy card and wish to vote cumulatively, you must:

•  write the words “cumulate for” in the space provided under item 1 of the proxy card; and

•  write the name of each nominee and the number of votes to be cast for each nominee in that space.

If you vote cumulatively, please check to be sure that the votes you cast add up to the number of shares you own multiplied by nine. If the number of votes does not add up correctly, your votes will not be counted until a properly completed proxy card has been received.

The cumulative voting feature for the election of directors also is available by voting in person at the annual meeting; however, it is not available by telephone or the Internet. If you are the beneficial owner of shares held in street name and wish to vote cumulatively, you will need to contact your broker, bank or other nominee holder of your shares.

Q:	What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?

A:	Most of Safeguard’s shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. There are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Safeguard’s transfer agent, Mellon Investor Services LLC, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent to you directly by Safeguard. As a shareholder of record, you have the right to grant your voting proxy directly to Safeguard or to vote in person at the meeting. If you are a shareholder of record, Safeguard has enclosed a proxy card for your use in voting your shares.

Beneficial Owner

If your shares are held in street name (such as in a brokerage account or by another nominee, such as a bank or trust company), you are considered the beneficial owner of the shares, and these proxy materials, together with a voting instruction form, are being forwarded to you by your broker or other nominee. As the beneficial owner, you have the right to direct your broker or other nominee how to vote your shares. You also are invited to attend the annual meeting. To vote your shares at the meeting, you will need a legal proxy from your broker or other nominee authorizing you to vote at the meeting.

Q:	How do I vote my shares?

A:	If you are a shareholder of record, there are three ways for you to vote by proxy:

1.  sign and date each proxy card you receive, mark the boxes indicating how you wish to vote, and return the proxy card in the prepaid envelope provided;

2.  Call 1-866-540-5760 and follow the instructions; or

3.  Log on to the Internet at http://www.proxyvoting.com/sfe and follow the instructions at that site.

Telephone and Internet voting will close at 11:59 p.m. Eastern time the date prior to the annual meeting date.

If you sign your proxy card but do not mark any boxes showing how you wish to vote, the proxies designated by our Board, Christopher J. Davis and Steven J. Feder, will vote your shares and cumulate your votes as recommended by our Board and, in their discretion, will vote on any other matters which may properly arise at the meeting

If you are the beneficial owner of shares held in street name, you will receive a voting instruction form directly from your broker, bank or other nominee describing how to vote your shares. This form will, in most cases, offer you three ways to vote:

1. by telephone;

2. via the Internet; or

3. by completing, signing and returning the voting instruction form in the accompanying prepaid envelope.

Whether you are a shareholder of record or the beneficial owner of the shares, you will need to have your proxy card or voting instruction form in hand when you call or log on to the Internet. Remember, if you vote by telephone or via the Internet, do not return your proxy card or voting instruction form.

Q:	What do I do if I change my mind after I vote my shares?

A:	If you are a shareholder of record, you may change your vote at any time prior to the vote at the annual meeting by:

1.  sending written notice to our Secretary (which must be received at our corporate headquarters on or before the business day prior to the annual meeting) stating that you would like to revoke (that is, cancel) your proxy;

2.  re-voting by telephone or via the Internet (only your latest vote will be counted);

3.  submitting another proxy card with a later date (again, only your latest vote will be counted); or

4. voting in person at the annual meeting.

If you are the beneficial owner of shares held in street name, you may submit new voting instructions by following the instructions provided by your broker, bank or other nominee. You also may vote in person at the annual meeting if you obtain a legal proxy from your broker or other nominee authorizing you to vote at the meeting.

Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically request so. If you are a shareholder of record and wish to vote at the meeting, you may do so by presenting your completed proxy card or ballot to the judge of election. If you are a beneficial owner of shares held in street name and wish to vote at the meeting, you must present the legal proxy from your broker or other nominee to the judge of election along with your ballot.

Q:	What is the required vote for a proposal to pass?

A:	In the election of directors, the nine nominees who receive the highest number of “FOR” votes at the annual meeting will be elected as directors. A properly executed proxy that withholds authority to vote with respect to the election of one or more directors will not be voted with respect to the director or directors indicated and will not be taken into account in determining the outcome of the election; however, it will be counted for purposes of determining whether there is a quorum.

The proposal to ratify the appointment of our independent registered public accounting firm requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal.

Broker non-votes (which are explained in the next question) and abstentions are not counted in the tally of votes “FOR” or “AGAINST” a proposal and, therefore, have no effect on the proposal, assuming a quorum is present.

Q:	Will my shares be voted if I do not sign and return my proxy card or voting instruction form?

A:	They could be. If you are a shareholder of record and do not provide a proxy, your shares will not be voted unless you attend the meeting and vote your shares. If you are a beneficial owner of shares held in street name and do not provide your broker with voting instructions, your broker or other nominee may either use its discretion to vote your shares on “routine” matters (such as the election of directors or the ratification of our independent registered public accounting firm) or leave your shares unvoted. However, for matters deemed “non-routine” by the New York Stock Exchange, your broker or other nominee would not be able to vote without your instructions, in which case your shares would be considered “broker non-votes” on that particular matter.

Q:	Who will count the votes?

A:	A representative of Mellon Investor Services LLC, our registrar and transfer agent, will count the votes and act as the judge of election.

Q:	What does it mean if I get more than one proxy card or voting instruction form?

A:	It may mean that you have multiple accounts at the transfer agent or hold your shares in more than one brokerage account. Please provide voting instructions for all proxy cards and voting instruction forms that you receive. If you are a shareholder of record, we encourage you to contact our transfer agent to obtain information about how to combine your accounts. You may contact our transfer agent at the following address and telephone numbers:

Safeguard Scientifics, Inc.
c/o Mellon Investor Services LLC
P. O. Box 3315
South Hackensack, NJ 07606

Toll Free:	1-800-526-0801
TDD Hearing Impaired:	1-800-231-5469
International:	1-201-329-8660

If you are a shareholder of record, you also can find information on transferring shares and other useful shareholder information on our transfer agent’s web site at http://www.melloninvestor.com.

Q:	What is “householding” and how does it affect me?

A:	If you and other residents at your mailing address are the beneficial owner of shares held in street name, your broker, bank or other nominee may have notified you that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker, bank or other nominee. This practice is commonly referred to as “householding” and potentially provides extra convenience for shareholders and cost savings for companies. Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process. Therefore, your broker or other nominee will send only one copy of our annual report and proxy statement to your address; however, each shareholder in your household will continue to receive a separate voting instruction form.

If you are the beneficial owner of shares held in street name and you would like to receive your own set of our annual report and proxy statement in the future, or if you share an address with another Safeguard shareholder and together both of you would like to receive only a single set of Safeguard annual documents, please contact ADP Investor Communication Services by telephone at 800-542-1061. Be sure to provide ADP Investor Communication Services with your name, the name of your brokerage firm, bank or other nominee, and your account number. These changes should be effective 30 days following receipt of your instructions.

If you did not receive an individual copy of this year’s annual report or proxy statement, we will send a copy to you if you send a written request to Safeguard Scientifics, Inc., Attention: Investor Relations, 800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087-1945 or call 1-888-733-1200.

Q:	Can a shareholder nominate someone to be a director of Safeguard?

A:	The policy of the Corporate Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board in substantially the same manner as it considers other Board candidates it identifies. Criteria to be considered include, among other things, a candidate’s qualification as “independent” under the various standards applicable to the Board and each of its committees, depth and breadth of experience within Safeguard’s industry and otherwise, outside time commitments, special areas of expertise, accounting and finance knowledge, business judgment, leadership ability, and experience in developing and assessing business strategies.

Any shareholder nomination must include the following: the nominee’s name, a comprehensive biography of the director nominee, an explanation of why the nominee is qualified to serve as a director and whatever other supporting material the shareholder considers appropriate; the name, address and telephone number of the shareholder or group of shareholders making the recommendation, proof of Safeguard stock ownership, number of shares and length of time the shares of Safeguard’s voting securities have been beneficially owned by the stockholder or group of stockholders, and a representation that the stockholder or group of stockholders is entitled to and will remain entitled to vote at Safeguard’s next annual meeting; and a letter from the individual being recommended certifying his or her willingness to serve, if elected, as a director. Recommendations, which must be received not later than 120 days prior to the first anniversary of the date on which notice of the prior year’s annual meeting was first mailed to shareholders, should be directed to:

Chair, Corporate Governance Committee
c/o Secretary
Safeguard Scientifics, Inc.
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087-1945

Q:	How may I communicate with Safeguard’s Board or with non-management directors on Safeguard’s Board?

A:	Safeguard’s Audit Committee has established procedures for confidential, anonymous submission of complaints by employees and for receipt, retention and treatment of complaints, from whatever source, received by Safeguard, regarding accounting, internal accounting controls or auditing matters. Any person who desires to contact the Audit Committee may do so by addressing correspondence to:

Audit Committee Chair
c/o Secretary
Safeguard Scientifics, Inc.
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087-1945

All such communications are sent to the Chair of the Audit Committee, and after consultation with the Chair of the Audit Committee, may be sent to the other members of the Audit Committee.

All other communications directed to the Board or any specified director(s) should be addressed in care of Safeguard’s Secretary at the address noted above. All communications are initially reviewed by our Secretary. The Chair of the Audit Committee is advised promptly of any communication that alleges misconduct on the part of Safeguard’s management or raises legal, ethical or compliance concerns about Safeguard’s policies or practices.

On a regular basis, the Chair of the Audit Committee receives updates on other communications received from shareholders that raise issues related to the affairs of Safeguard but which do not fall into the two prior categories. The Chair of the Audit Committee determines which of these communications he would like to see. Our Secretary maintains a log of all such communications which are available for review upon request of any member of the Board. Typically, we do not forward to our independent directors communications from our shareholders or other communications which are of a personal nature or not related to the duties and responsibilities of the Board, including, without limitation, business plan or other business opportunity submissions, inquiries related to products or services provided by Safeguard’s companies, spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys or polls, business solicitations or advertisements, and any material that relates to improper or irrelevant topics or is unduly hostile, threatening, illegal or similarly unsuitable.

ELECTION OF DIRECTORS

Item 1 on Proxy Card

Directors are elected annually and serve a one-year term. There are nine nominees for election this year. Each nominee is currently serving as a director and has consented to serve until the next annual meeting if elected. You will find a detailed biography for each nominee below. If any director is unable to stand for re-election after distribution of this proxy statement, the Board may reduce its size or designate a substitute. If the Board designates a substitute, proxies voting on the original director candidate will be cast for the substituted candidate. The Board recommends a vote FOR each nominee. The nine nominees who receive the highest number of affirmative votes will be elected as directors.

ANTHONY L. CRAIG	Director since 2001
Age 59

Mr. Craig became president and chief executive officer of Safeguard in October 2001. In March 2005, Mr. Craig notified the Board of his intention to retire. Mr. Craig has agreed to remain in his role while the Board identifies and retains a successor chief executive officer and may remain a director for a transitional period thereafter. Before joining Safeguard, Mr. Craig was chief executive officer from December 1999 to October 2001 and remains chairman of Arbinet-thexchange, a leading electronic market for trading, routing and settling communications capacity. Before Arbinet, he served as president and chief executive officer of Global Knowledge Network, a premier provider of technology learning services, from January 1997 to December 1999. Mr. Craig also has served as corporate vice president for Digital Equipment Corporation, senior vice president for Oracle Systems Corporation, and president and chief executive officer of Prime Computer. Mr. Craig also has held the positions of vice president of General Electric Company and president and chief executive officer of GE Information Services, as well as a series of executive assignments internationally at IBM Corporation. Mr. Craig is also a director of Arbinet-thexchange and Clarient, Inc.

JULIE A. DOBSON	Director since 2003
Age 48

Ms. Dobson served as chief operating officer, from 1998 until February 2002, of TeleCorp PCS, a wireless/mobile phone company that was acquired by AT&T Wireless in late 2001. From 1997 to 1998, Ms. Dobson was president of Bell Atlantic’s New York/ New Jersey Metro Region mobile phone operations. Prior to that time, Ms. Dobson served in a number of executive positions during her 18-year career with Bell Atlantic, including sales, operations, and strategic planning and development in the CEO’s office. Ms. Dobson is also a director of PNM Resources Inc. and LCC International, Inc.

ROBERT E. KEITH, JR.	Director since 1996
Age 63

Mr. Keith was appointed chairman of the Board of Safeguard in October 2001, prior to which he served as vice chairman since February 1999. Mr. Keith also served as a member of the office of the chief executive of Safeguard from April 2001 to October 2001. Mr. Keith has been a managing director of TL Ventures, a private equity fund, and its predecessor funds since 1988. He served as president from 1991 to December 2002, and as chief executive officer from February 1996 to December 2002, of Technology Leaders Management, Inc., a private equity capital management company. Mr. Keith is also a senior adviser to, and co-founder of, EnerTech Capital Partners. Mr. Keith is also a director of Internet Capital Group, Inc. and Millstream II Acquisition Corporation.

ANDREW E. LIETZ	Director since 2003
Age 66

Mr. Lietz is managing director of Rye Capital Management, a company he founded in 2001 to provide capital and professional services to pre-IPO stage companies. From late 2000 until mid-2002, he served as executive chairman of Clare Corporation, a designer and manufacturer of integrated circuits, solid-state relays and electronic switches, which was acquired by Ixys Corporation. Prior to his tenure with Clare, Mr. Lietz served as president and chief executive officer of Hadco Corporation, a global manufacturer of electronic interconnect products and services, a position which he held since 1995, and served in several other executive positions during his 16-year career with Hadco. Prior to joining Hadco, Mr. Lietz served in a variety of positions at IBM Corporation. Mr. Lietz is also a director of Amphenol Corporation, Omtool Corporation and DDi Corp. and is a member of the Board of Trustees of the University System of New Hampshire.

GEORGE MACKENZIE Age 56	Director since 2003

Mr. MacKenzie was appointed interim chief executive officer of C&D Technologies, Inc., a company that produces and markets systems for the conversion and storage of electrical power, in March 2005. Mr. MacKenzie served from September 2001 until June 2002 as executive vice president and chief financial officer of Glatfelter Co., a paper manufacturer. Prior to that time, Mr. MacKenzie had retired in June 2001 as vice chairman and chief financial officer of Hercules, Incorporated, a global manufacturer of chemical specialties. Mr. MacKenzie’s 22-year career with Hercules culminated in his role as vice chairman and chief financial officer, the latter a position which he held since 1995. Mr. MacKenzie is also a director of C&D Technologies, Inc. and Central Vermont Public Service Corporation.

JACK L. MESSMAN	Director since 1994
Age 65

Mr. Messman is chairman of the board and chief executive officer of Novell, Inc., a leading provider of infrastructure software products focused around Linux and identity management. Mr. Messman previously served as chief executive officer and president of Cambridge Technology Partners (Massachusetts), Inc., an e-business systems integration company, from August 1999 until its acquisition by Novell in July 2001. From April 1991 until August 1999, Mr. Messman was chairman and chief executive officer of Union Pacific Resources Group Inc., an independent oil and gas exploration and production company. From May 1988 to April 1991, Mr. Messman was chairman and chief executive officer of USPCI, Inc., Union Pacific’s environmental services company. Mr. Messman is also a director of Novell, Inc., RadioShack Corporation and Timminco Limited.

JOHN W. PODUSKA, SR., Ph.D.	Director since 1987
Age 67

Dr. Poduska is an independent business consultant. From January 1992 until December 2001, he served as chairman of Advanced Visual Systems, Inc., a provider of visualization software and solutions. Before 1992, Dr. Poduska was president and chief executive officer of Stardent Computer, Inc, a computer manufacturer, from December 1989 to December 1991. From December 1985 to December 1989, Dr. Poduska was founder, chairman and chief executive officer of Stellar Computer, Inc., a computer manufacturer and the predecessor of Stardent Computer, Inc. Dr. Poduska is also a director of Novell, Inc. and Anadarko Petroleum Corporation.

ROBERT RIPP	Director since 2003
Age 63

Mr. Ripp is currently chairman of the board of LightPath Technologies, Inc., a manufacturer of fiber optic components. Mr. Ripp is retired chairman and chief executive officer of AMP Incorporated, an electrical connector manufacturer. Mr. Ripp held several executive positions at AMP, including chairman and chief executive officer from August 1998 until the company was sold in May 1999, executive vice president of sales and marketing from January 1998 to July 1998 and chief financial officer from April 1994 to January 1998. Prior to joining AMP, Mr. Ripp was employed for 29 years with IBM Corporation. He held a number of financial positions and retired from IBM in April 1993 as vice president and treasurer. Mr. Ripp is also a director of LightPath Technologies, Inc., ACE Ltd. and PPG Inc.

JOHN J. ROBERTS	Director since 2003
Age 60

Mr. Roberts retired in June 2002 as a global managing partner and a member of the Leadership Team of PricewaterhouseCoopers LLP, completing a 35-year career with the professional services firm. Mr. Roberts is a C.P.A. and served in a variety of client service and operating positions during his career. He is also a director of Armstrong Holdings, Inc. and a trustee of Pennsylvania Real Estate Investment Trust.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We have long believed that good corporate governance is important to ensure that Safeguard is managed for the long-term benefit of our shareholders and to maintain Safeguard’s integrity in the marketplace. Safeguard’s Statement on Corporate Governance (attached as Appendix A), Code of Conduct and the charters for each of the Board’s standing committees (attached as Appendices B, C and D) are available through the Corporate Governance link on Safeguard’s website at http://www.safeguard.com/investors/ and, upon a shareholder’s written request directed to our Secretary, in print. The Code of Conduct is applicable to all employees of Safeguard, including each of Safeguard’s executive and financial officers, and the members of our Board. Safeguard intends to post amendments to or waivers from our Code of Conduct (to the extent applicable to Safeguard’s directors or executive officers) in the Corporate Governance section of our website.

Board Independence. The Board has determined that each of the current directors standing for re-election, except Messrs. Craig, Keith and Messman, has no material relationship with Safeguard (either directly or through Safeguard’s relationship with an organization of which the director is a partner, shareholder or officer) and is independent within the meaning of Safeguard’s director independence standards, which reflect the New York Stock Exchange (“NYSE”) director independence standards as currently in effect. The attached Statement on Corporate Governance addresses the director independence standards.

Board Compensation. Directors employed by Safeguard receive no additional compensation for serving on the Board or its committees. Mr. Craig is the only employee of Safeguard who is a member of the Board.

During 2004, non-employee directors received the following compensation:

•	$35,000 annual retainer, or $85,000 in the case of the chairman of the Board;

•	$5,000 annual retainer for chairing a committee;

•	$2,000 for each Board meeting attended;

•	$1,500 for each committee meeting attended;

•	reimbursement of out-of-pocket expenses.

For 2005, the chairman of the Board will receive an annual retainer of $50,000. Safeguard does not provide retirement benefits to directors.

Safeguard also maintains a Group Deferred Stock Unit Program for Directors (“Directors’ DSU Program”) which allows each director, at his or her election, to receive deferred stock units in lieu of cash retainer fees, Board meeting fees, Committee chair retainer fees, and Committee meeting fees paid to directors (“Directors’ Fees”). The deferral election applies to Directors’ Fees to be received for the following calendar year and remains in effect for each subsequent year unless the director elects otherwise at the end of the calendar year preceding the year in which the services are rendered. The number of deferred stock units awarded is determined by dividing the Directors’ Fees by the fair market value of Safeguard’s stock on the date on which the director would have otherwise received the Directors’ Fees. Each director also receives a number of matching share units, based on the same fair market value calculation, equal to 25% of the Directors’ Fees deferred. A director is always 100% vested in Directors’ Fees deferred; the matching share units vest 100% on the first anniversary of the date the matching share units are credited to the director’s account. Each deferred stock unit entitles the director to receive one share of Safeguard common stock on or about the first anniversary of the date upon which the director leaves the Safeguard Board. A director also may elect to receive the stock in annual installments over a period of up to 5 years after leaving the Board. Messrs. Keith, Messman and Roberts elected to defer payment of Directors’ Fees earned during 2004 in the amount of $55,500, $31,000 and $17,500, respectively, and received matching share units with an aggregate value of $13,876, $7,750 and $4,374, respectively.

Each director who is not an employee of Safeguard receives an initial option grant to purchase 50,000 shares of Safeguard common stock upon initial election to the Board. Each of these directors also receives an annual service option grant to purchase 15,000 shares. Directors’ options generally have an eight-year term. Initial option grants generally vest 25% each year starting on the first anniversary of the grant date. Annual service option grants generally vest 100% on the first anniversary of the grant date. The exercise price is equal to the fair market value of a share of our common stock on the grant date. In December 2004, each non-employee director received the annual service option grant to purchase 15,000 shares. These options have a per share exercise price of $2.125, an eight-year term, and vest 100% on the first anniversary of the grant date.

Board Structure and Committee Composition. As of the date of this proxy statement, Safeguard’s Board has nine members and four standing committees. The Board held 12 meetings in 2004, two of which were joint meetings with the Corporate Governance Committee and one of which was a joint meeting with the special transactions committee that was established to evaluate Safeguard’s strategy and strategic relationship with CompuCom Systems, Inc. Each incumbent director attended at least 75% of the total number of meetings of the Board and committees of which he or she was a member, with the exception of Mr. Ripp who attended 74% of the total number of meetings. Directors are invited, but not required, to attend annual meetings of Safeguard shareholders. Five directors attended the 2004 annual meeting of shareholders. In addition, under Safeguard’s Statement on Corporate Governance and in accordance with NYSE listing standards, non-employee directors have an opportunity to meet in executive session at each regularly scheduled Board meeting, outside of the presence of any management directors and any other members of Safeguard’s management who may otherwise be present, and during at least one session per year, only independent directors may be present. The chair of the Corporate Governance Committee presides at these sessions. The table below describes the membership of each of the standing committees during 2004 and the number of meetings held by each of these committees during 2004.

Corporate
	Acquisition	Audit	Compensation	Governance
Number of Meetings held in 2004	2	15	7	6

Anthony L. Craig	✓

Julie A. Dobson		✓	✓	✓

Robert E. Keith, Jr.	Chair

Andrew E. Lietz		✓		Chair

George MacKenzie	✓	Chair

Jack L. Messman				*

John W. Poduska, Sr.			Chair

Robert Ripp	✓			✓

John J. Roberts		✓	✓

*	Mr. Messman served as chair and a member of this committee until December 2004, at which time Mr. Lietz was appointed chair and Ms. Dobson was appointed as a member of this committee.

Audit Committee. The functions of the Audit Committee are described under the heading “Audit Committee Report.” The Audit Committee Charter is attached to this proxy statement as Appendix B and also is available through the Corporate Governance link on Safeguard’s website at http://www.safeguard.com/investors/. The Board has determined that each current member of the committee meets the independence requirements established by SEC regulations, the NYSE listing standards and Safeguard’s Statement on Corporate Governance. Messrs. MacKenzie and Roberts qualify and have been designated by the Board as “audit committee financial experts” within the meaning of the SEC regulations, and the Board has determined that each member of the committee has accounting and related financial management expertise within the meaning of the NYSE listing standards.

Corporate Governance Committee. The Corporate Governance Committee is responsible for establishing criteria for the selection of directors, considering qualified Board candidates recommended by shareholders, and recommending to the Board the nominees for director, including nominees for director in connection with Safeguard’s annual meeting of shareholders. In addition, the committee conducts annual evaluations of the Board, its committees and its members. The committee also is responsible for taking a leadership role in shaping Safeguard’s corporate governance policies, developing and recommending to the Board Safeguard’s Statement on Corporate Governance and Safeguard’s Code of Conduct and overseeing the process of succession planning for the chief executive officer and executive management. The committee operates under a written charter adopted by the Board which is attached to this proxy statement as Appendix C and also is available through the Corporate Governance link on Safeguard’s website at http://www.safeguard.com/investors/. The Board has determined that each current member of the committee is independent within the meaning of the NYSE listing standards and Safeguard’s Statement on Corporate Governance.

Compensation Committee. The functions of the Compensation Committee are described under the heading “Report of the Compensation Committee on Executive Compensation.” The committee operates under a written charter adopted by the Board which is attached to this proxy statement as Appendix D and also is available through the Corporate Governance link on Safeguard’s website at http://www.safeguard.com/investors/. The Board has determined that each current member of the committee is independent within the meaning of the NYSE listing standards and Safeguard’s Statement on Corporate Governance.

Acquisition Committee. The Board has delegated to the Acquisition Committee the authority to approve, between regularly scheduled Board meetings, the following transactions:

•	follow-on investments in existing companies and investments in related companies involving an amount between $5 million and $20 million;

•	divestitures of existing companies involving an amount between $5 million and $20 million; and

•	new investments in an amount up to $10 million.

Other Matters. As required under the NYSE listing standards:

•	the Audit Committee, Corporate Governance Committee and Compensation Committee each recently completed their respective annual performance evaluation; and

•	the non-management directors met at regularly scheduled executive sessions without management, including one session at which only independent directors were present.

RATIFICATION OF APPOINTMENT OF KPMG LLP

Item 2 on Proxy Card

The Audit Committee, composed entirely of independent, non-employee members of the Board, approved the reappointment of KPMG LLP (“KPMG”) as Safeguard’s independent registered public accounting firm for the fiscal year ending December 31, 2005 and the Board has recommended that our shareholders ratify the appointment. If the shareholders do not ratify the appointment, the Audit Committee may reconsider its recommendation and may retain KPMG or another accounting firm without resubmitting the matter to shareholders. Even if the shareholders ratify the appointment of KPMG, the Audit Committee may select another firm if it determines such selection to be in the best interest of Safeguard and its shareholders.

Services provided to Safeguard and its subsidiaries by KPMG in fiscal 2004 and fiscal 2003 are described below under “Independent Registered Public Accounting Firm—Audit Fees.” Representatives of KPMG are expected to attend the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board recommends a vote FOR ratification of the appointment of KPMG as Safeguard’s independent registered public accounting firm. Ratification requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote on the proposal.

Independent Registered Public Accounting Firm—Audit Fees

The following table presents fees for professional services rendered by KPMG for the audit of Safeguard’s consolidated financial statements for fiscal 2004 and fiscal 2003 and fees billed for audit-related services, tax services and all other services rendered by KPMG for fiscal 2004 and fiscal 2003. This table also includes fees billed to Safeguard’s consolidated subsidiaries for services rendered by KPMG.

	2004	2003
Audit Fees (1)	$2,272,303	$1,243,625
Audit-Related Fees (2)	93,990	125,595
Tax Fees (3)	282,548	390,025
All Other Fees	7,686	1,461

Total	$2,656,527	$1,760,706

(1)	For 2003 and 2004, audit fees included the aggregate fees billed by KPMG for professional services rendered in connection with the audit of the consolidated financial statements included in our Annual Report on Form 10-K, the review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q and comfort letters, consents and other services related to SEC and other regulatory filings. Audit fees for 2004 also included fees for professional services rendered for the audits of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting.

(2)	Audit-related fees included the aggregate fees billed by KPMG principally for audits of financial statements of certain employee benefit plans and officer expense review.

(3)	Tax fees included the aggregate fees billed by KPMG for tax consultation and tax compliance services.

The Audit Committee pre-approves each service to be performed by KPMG at its regularly scheduled meetings. However, for any service that may require pre-approval between regularly scheduled meetings, the Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve services not prohibited by law to be performed by Safeguard’s independent registered public accounting firm and associated fees up to a maximum for any one non-audit service of $100,000, provided that the Chair shall report any decisions to pre-approve such services and fees to the Audit Committee at its next regularly scheduled meeting.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the accuracy of Safeguard’s financial statements, Safeguard’s compliance with legal and regulatory requirements, the adequacy and efficiency of Safeguard’s internal controls and procedures, the performance of Safeguard’s internal audit function, and the performance, qualifications and independence of Safeguard’s independent registered public accounting firm. The Audit Committee has the sole authority to retain, set compensation and retention terms for, terminate and oversee the relationship with Safeguard’s independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice, counsel and assistance from internal and external legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding from Safeguard for such advice and assistance.

The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which is reviewed annually by the Committee. A copy of the Audit Committee Charter is attached as Appendix B to this proxy statement and also is available through the Corporate Governance link on Safeguard’s website at http://www.safeguard.com/investors/. As required by its charter, during 2004 the Audit Committee completed a self-evaluation of its performance and delivered a report to the Board of the results of that evaluation.

Safeguard’s management has primary responsibility for the financial reporting process, including the system of internal controls, and for preparation of Safeguard’s consolidated financial statements in accordance with generally accepted accounting principles. Safeguard’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to the conformity of Safeguard’s audited financial statements with accounting principles generally accepted in the United States.

During 2004, management completed the documentation, testing and evaluation of Safeguard’s system of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management, KPMG and the firm responsible for Safeguard’s internal audit function. At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of Safeguard’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in Safeguard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC, as well as KPMG’s Reports of Independent Registered Public Accounting Firm (included in Safeguard’s Annual Report on Form 10-K). These reports related to the audit of the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee Safeguard’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in 2005.

Throughout the year, the Audit Committee regularly meets with management of Safeguard, Safeguard’s independent registered public accounting firm, and the firm responsible for Safeguard’s internal audit function. The Audit Committee often meets with these groups in closed sessions. In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed Safeguard’s audited financial statements for fiscal 2004 and has met and held discussions with management and KPMG regarding the audited financial statements.

2.	The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

3.	The Audit Committee has received the written disclosures and letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG their independence.

4.	Based on the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Safeguard’s Annual Report on Form 10-K for fiscal year 2004 for filing with the SEC.

Members of the Audit Committee:

George MacKenzie, Chair	Julie A. Dobson	Andrew E. Lietz	John J. Roberts

The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Safeguard filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Safeguard specifically incorporates this Report by reference therein.

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

The following table shows the amount of Safeguard common stock beneficially owned (unless otherwise indicated) as of March 31, 2005, by our directors, the named executive officers, and the directors and executive officers as a group. On March 31, 2005, there were 119,890,738 shares of common stock outstanding and 2,668,854 options exercisable on or before May 30, 2005. The column labeled “Other Stock-Based Holdings” represents deferred stock units which have been credited to each individual. Pursuant to the terms of Safeguard’s equity compensation plans, the deferred stock units, which may not be voted or transferred, are payable, on a one-for-one basis, in shares of Safeguard common stock following an individual’s termination of employment with Safeguard or service on the Safeguard Board.

			Shares
			Beneficially
	Outstanding	Options	Owned
	Shares	Exercisable	Assuming	Percent of	Other Stock-Based
	Beneficially	Within 60	Exercise of	Outstanding	Holdings
Name	Owned	Days	Options	Shares (1)	Vested	Unvested
Anthony L. Craig	15,000	1,352,083	1,367,083	1.1%	361,148	243,852
Julie A. Dobson	15,500	27,500	43,000	*	—	—
Robert E. Keith, Jr.	53,366	169,750	233,116	*	29,474	7,369
Andrew E. Lietz	10,000	40,000	50,000	*	—	—
George MacKenzie	3,000	37,000	40,000	*	—	—
Jack L. Messman	36,000	88,500	124,500	*	16,523	4,131
John W. Poduska, Sr.	12,500	86,625	99,125	*	—	—
Robert Ripp	10,000	40,000	50,000	*	—	—
John J. Roberts	—	40,000	40,000	*	9,269	2,317
Michael F. Cola	159,182	185,000	344,182	*	163,022	111,978
Christopher J. Davis	297,852	224,375	522,227	*	152,712	102,288
Anthony A. Ibargüen (2)	200,000	250,000	450,000	*	172,816	112,184
John A. Loftus	1,500	128,021	129,521	*	—	—
Executive officers and directors as a group (14 persons, including those named above)	813,900	2,668,854	3,482,754	2.8%	904,964	584,119

(1)	On March 31, 2005, there were no known beneficial owners of greater than 5% of our common stock outstanding. Each individual has the sole power to vote and to dispose of the shares (other than shares held jointly with spouse) except 900 shares held by Mr. Keith’s spouse, as to which Mr. Keith disclaims beneficial ownership. An * indicates ownership of less than 1% of the outstanding shares.

(2)	Mr. Ibargüen was Safeguard’s Managing Director, Business & IT Services until May 2004 when he became president and chief executive officer of Alliance Consulting Group Associates, Inc. (“Alliance”), an indirect majority-owned subsidiary of Safeguard.

As of March 31, 2005, the executive officers and directors of Safeguard owned less than 1% of the shares of common stock outstanding of Clarient, Inc., a publicly traded subsidiary of Safeguard. The executive officers and directors of Safeguard did not own shares of any other Safeguard subsidiary, except that Mr. Ibargüen has been granted options to purchase shares of common stock of Alliance Holdings, Inc. (“AHI”), the parent company of Alliance, as described under the heading “Executive Compensation — 2004 Stock Option Grants.”

The following Stock Performance Graph and Report of the Compensation Committee on Executive Compensation do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Safeguard filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Safeguard specifically incorporates the Stock Performance Graph or Report of the Compensation Committee on Executive Compensation by reference therein.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return on $100 invested in our common stock for the period from December 31, 1999 through December 31, 2004 with the cumulative total return on $100 invested for the same period in the Russell 2000 Index, the Dow Jones Wilshire 4500 Index, and the peer group used in last year’s proxy statement. Following the sale of our interest in CompuCom Systems, Inc. in the fourth quarter of 2004, we concluded that the peer group used in last year’s proxy statement is no longer representative of Safeguard’s business. In light of the diverse nature of Safeguard’s business and based on our assessment of available published industry or line-of-business indices, we determined that no single industry or line-of-business index would provide a meaningful comparison to Safeguard. Further, we did not believe that we could readily identify an appropriate group of industry peer companies for this comparison. Accordingly, pursuant to SEC rules, we selected the Dow Jones Wilshire 4500 Index, a published market index in which the median market capitalization of the included companies is similar to our own. Safeguard’s common stock currently is included as a component of both the Russell 2000 and Dow Jones Wilshire 4500 indices.

Comparison of Cumulative Total Returns

•	The former peer group consists of SIC Code 737—Computer Programming & Data Processing Services and SIC Code 5045—Computer, Peripheral Equipment and Software Wholesalers, with a 50% weighting for each SIC Code.

•	Assumes reinvestment of dividends. We have not distributed cash dividends during this period.

•	Assumes an investment of $100 on December 31, 1999.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

The Compensation Committee is responsible for setting compensation for Safeguard’s chief executive officer and other executive officers. The Compensation Committee also administers the long- and short-term compensation and performance-based incentive plans (which are cash and equity based), employment agreements, perquisites and other employee benefit plans. The Compensation Committee also evaluates and recommends to the Corporate Governance Committee the compensation for all non-employee directors of Safeguard for service on the Board and its committees. The specific duties and responsibilities of the Compensation Committee are set forth in its charter, which is attached to this proxy statement as Appendix D and also is available through the Corporate Governance link on Safeguard’s website at http://www.safeguard.com/investors/.

Compensation Philosophy

Safeguard’s mission is to create long-term value for our shareholders by:

•	taking controlling interests in and developing companies in the “time-to-volume” stage of development that pursue business activities in the information technology and life sciences industries;

•	investing capital, management and operational expertise to achieve superior revenue, cash-flow and value growth of our companies;

•	providing to our companies leadership and counsel, capital support and financial expertise, strategic guidance and operating discipline, access to best practices and industry knowledge; and

•	when circumstances warrant, selling all or a portion of our interest in a company and redeploying the capital realized to other acquisition and development opportunities.

Our primary objectives are to leverage our resources to create superior growth opportunities and long-term value for Safeguard and its shareholders; pursue additional market penetration, revenue growth, cash-flow improvement and long-term value growth of our companies; acquire interests in new companies in the time-to-volume stage of development that pursue business activities within our industry focus; and continue to assess our companies for their growth opportunities.

Our compensation philosophy is to align the compensation of senior management and other employees with our mission and the long-term interests of our shareholders. This philosophy helps us to:

•	attract and retain outstanding employees who can thrive in a competitive environment of continuous change and whose experience and skills can be leveraged across Safeguard’s companies;

•	motivate and reward employees to contribute to the success of our business; and

•	align employees with shareholder interests through the use of equity incentives.

In determining compensation for executive officers, the Compensation Committee believes that a significant portion of each officer’s total compensation should be “at-risk” and linked closely with Safeguard’s achievement of strategic and operating objectives, as well as the individual performance of each executive officer.

The Compensation Committee recognized that Safeguard has undergone significant changes over the past several years, with 2004 representing the completion of the transformation of Safeguard’s business strategy. With Safeguard’s strategy in flux over the past several years, and in light of the changes in the executive officers as the leadership team has been aligned to the business strategy, the Compensation Committee has maintained a generally consistent compensation philosophy and application of that philosophy to individual compensation decisions. As

Safeguard moves forward, the Compensation Committee anticipates ongoing re-assessment of its compensation philosophy and Safeguard’s compensation programs.

To accomplish this compensation philosophy, Safeguard has targeted base pay levels generally at or near the 50th percentile for executives having comparable duties and responsibilities at similar companies. Incentive compensation, including both annual cash incentives and long-term incentives, has been targeted to fall at or near the 75th percentile of these same companies assuming achievement of Safeguard’s strategic and operating objectives. This approach enables us to attract and retain executives with the skills necessary to operate in Safeguard’s complex and dynamic environment and to accomplish Safeguard’s strategic objectives.

We recognize that Safeguard’s business strategy, industry focus and diverse array of companies make comparisons to other companies difficult. The companies utilized in establishing the benchmark comparisons for 2004 included a mix of technology companies (both early stage and later stage), technology incubator companies, capital providers and private equity funds. During 2004, Safeguard’s business changed dramatically, including the sale of our interest in CompuCom Systems, Inc., which had represented the largest component of our consolidated revenues. Based on the inherent challenge in matching companies, job positions and skill sets, and in recognition of the historical nature of the benchmarking data (which typically represents the most recently completed fiscal year rather than compensation for the current or next year and, historically, has also been limited to actual compensation paid rather than the target opportunity), we have looked to this data for general guidance rather than rigid adherence to specific percentages. For the same reasons, as well as the fact that the comparison group includes non-public companies, we have not historically used the same group for the stock performance graph included in Safeguard’s proxy statement. The Compensation Committee anticipates an ongoing re-assessment of the appropriateness of the companies to be used for benchmark comparison in 2005 and future years.

Compensation Structure

The compensation of our executives consists of:

•	base pay;

•	annual, variable, at-risk cash incentives;

•	equity grants in the form of stock options, restricted stock grants and/or deferred stock units; and

•	participation in other benefit programs.

Base Pay. Base pay is established initially on the basis of subjective factors, including experience, individual achievements, the level of responsibility assumed at Safeguard, and the level of skills and experience that can be leveraged for our companies. In reviewing the appropriate level of Safeguard’s base pay for its executive officers, the Compensation Committee considers the benchmark comparisons, as described above, and advice on executive compensation from its independent compensation consultant.

Annual Cash Incentives. Annual cash incentives are intended to motivate executives to achieve and exceed annual financial and strategic objectives and individual performance objectives. The cash incentive amounts which can be earned are typically variable and 100% at-risk. We generally measure our success based on improvements in the operating performance and value of our public and private companies, the successful completion of liquidity events involving our companies, and achievement of specific milestone events in furtherance of our strategic objectives. Specific annual financial and strategic objectives have included:

•	achieving strategic goals established by the Board;

•	achieving revenue and EBITDA targets for our companies;

•	achieving parent company cost and capitalization objectives;

•	achieving value growth objectives at Safeguard’s companies;

•	developing, refining and implementing Safeguard’s strategy and infrastructure; and

•	adding new companies consistent with our strategy and capital model.

The Compensation Committee has set target levels of executive cash incentives based on either a percentage of base salary or a fixed dollar amount and the executive’s ability to impact Safeguard’s performance. These target amounts are included in agreements entered into by Safeguard with each of our executive officers, and may be reviewed for increases each year by the Compensation Committee. The Compensation Committee also establishes annual individual performance objectives for the chief executive officer. With the assistance of the chief executive officer, the Compensation Committee establishes annual individual performance objectives for the other executive officers. At the end of the year, the Compensation Committee reviews the level of achievement of the financial and strategic objectives and the individual performance objectives of the chief executive officer and other executive officers. Annual cash incentives are paid based on a percentage of target amounts and may exceed target amounts when, in the judgment of the Compensation Committee, performance levels are deemed to be superior.

Stock Options, Restricted Stock Awards and Deferred Stock Units. Our executive compensation programs include a significant equity component, in the form of stock options, restricted stock awards and deferred stock units, to align the interests of executives and employees with the long-term interests of our shareholders and motivate executives and employees to remain in our employ. The Compensation Committee awards stock options, restricted stock and deferred stock units based on a number of factors, including:

•	the desire to align the executive’s incentive compensation with the interests of Safeguard’s shareholders;

•	the achievement of financial and strategic objectives;

•	an individual’s contributions in providing strategic leadership and oversight for Safeguard and its companies;

•	the need to create retention incentives for key personnel;

•	the amount and term of unvested stock options, restricted stock awards and/or deferred stock units already held by each individual and the price of Safeguard’s common stock at the time that grants are considered; and

•	the significance of other long-term incentive and retention arrangements provided to recipients.

Compensation of the Chief Executive Officer

During 2004, the Compensation Committee reviewed Mr. Craig’s compensation. Based on its assessment of Mr. Craig’s responsibilities as president and chief executive officer and his accomplishments on behalf of Safeguard, and a review of comparable company data (as described above), the Compensation Committee determined that Mr. Craig’s base salary of $600,000 continued to be competitive and, therefore, Mr. Craig did not receive a salary increase for fiscal 2005. For the same reasons, Mr. Craig’s target annual cash incentive was not increased from $720,000, representing 120% of his base salary.

In 2004, the Compensation Committee changed the timing of some of the decisions regarding compensation. For example, rather than evaluating Safeguard’s performance of strategic and operating objectives during the year, the assessment was made after completion of the full year. Accordingly, in February 2005, the Compensation Committee approved payment to Mr. Craig of an annual cash incentive for 2004. The award was made pursuant to the management incentive plan adopted by the Compensation Committee in April 2004, which established corporate and individual objectives for the payment of variable, at-risk cash incentives to Mr. Craig and other eligible executive officers based on 2004 performance and operating results. The objectives for 2004 included:

•	specified revenue and EBITDA objectives for our companies;

•	corporate expense plus interest expense objectives;

•	capital generation objectives from the sale of non-strategic assets;

•	completion of the sale of CompuCom Systems, Inc.; and

•	each participant’s individually established objectives.

In addition to its review of the quantitative achievement of the corporate objectives under the 2004 plan, the Compensation Committee considered the leadership and efforts of Mr. Craig and the significant milestones achieved during 2004 in completing the transformation of our business strategy, including:

•	completion of the $150 million convertible debt offering which extended the stated maturity of our long-term debt to 2024 and reduced interest expense by approximately $3.5 million per year;

•	completion of the sale of CompuCom Systems, Inc., which provided approximately $128 million of gross proceeds;

•	acquisition of Laureate Pharma;

•	continued development of our companies;

•	substantial reductions in corporate expenses;

•	establishment of a growing pipeline for potential acquisitions; and

•	expansion of our management team to supplement deal sourcing and execution, investor relations and legal support capabilities.

Based on its review, the Compensation Committee determined that management had substantially achieved their annual corporate performance objectives and that Mr. Craig had substantially achieved his individual objectives. The determination of the payment to Mr. Craig also was based on the results of the annual performance review of the chief executive officer undertaken by the Corporate Governance Committee of Safeguard’s Board. Accordingly, the Compensation Committee approved the payment of a cash incentive for 2004 for Mr. Craig of $622,800, which represented 86.5% of his target incentive of $720,000.

In addition, during 2004, the Compensation Committee approved the grant to Mr. Craig of options to purchase 750,000 shares of our common stock pursuant to Safeguard’s shareholder-approved option plans, and vesting 25% on the first anniversary of the grant date and monthly thereafter over a three-year period. The Compensation Committee believes that the principal purpose of Safeguard’s long-term equity incentive programs is to attract, retain and motivate executives. Awards under the equity compensation plans encourage employees to contribute materially to Safeguard’s growth, thereby benefiting shareholders, and help to align the economic interests of employees with those of our shareholders. The grants are intended by the Compensation Committee to be competitive with comparison data and are adjusted based on the executive officer’s accomplishments and future potential. Since the stock options were granted with an exercise price equal to the market price of our common stock on the date of grant, the options will have value only if the market price increases after that date.

In March 2005, Mr. Craig notified the Board of his intention to retire. Mr. Craig has agreed to remain in his role while the Board identifies and retains a successor chief executive officer. We have approved transition arrangements for Mr. Craig to reflect these changes, as described under the heading “Executive Compensation — Employment Contracts, Severance and Change-in-Control Arrangements,” included elsewhere in this proxy statement.

Compensation of Other Executive Officers

Base pay of all executive officers is reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. During 2004, the Compensation Committee reviewed and approved increases in the base pay of certain executive officers in connection with promotions and annual performance reviews. In addition, the Compensation Committee set the base pay level for a newly hired executive officer. The Compensation Committee’s determination of this base pay level was based, in part, on its assessment of comparison data, as described above, as well as the recommendations of the chief executive officer regarding the compensation for executive officers reporting to him.

As part of the Compensation Committee’s review of executive compensation during 2004, the Compensation Committee reviewed annual target incentives for certain executive officers. As a result of this review, the target amounts for certain existing executive officers were modified in 2004. The Compensation Committee also set the target incentive level for a promoted executive officer and a newly-hired executive officer at levels below, as a percentage of base pay, other executive officers based on differences in their duties and level of responsibilities. As adjusted, the Compensation Committee believes that the total compensation of these executive officers is appropriate relative to the comparison data (as described above). In addition, the Compensation Committee determined to express the target incentives as specific dollar amounts rather than as a percentage of base pay. This change is expected to provide increased flexibility for the Compensation Committee to make changes in the future to either base pay or target incentives, individually, without a corresponding increase to the other component of compensation.

Certain executive officers entered into agreements with Safeguard, which provide for payments in the event of termination of employment without cause or following a change in control of Safeguard. Consistent with the Compensation Committee’s overall compensation goals, these agreements provide for reduced payments and benefits relative to the agreements in place for existing executive officers. These agreements are described under the heading “Executive Compensation — Employment Contracts, Severance and Change-in-Control Arrangements,” included elsewhere in this proxy statement.

The Compensation Committee also awarded long-term equity incentives to certain existing and new executive officers in the form of options to purchase shares of our common stock pursuant to Safeguard’s shareholder-approved stock option plans, with an exercise price equal to the market price of our common stock on the grant date, and vesting 25% on the first anniversary of the grant date and monthly thereafter over a three-year period. The size of individual awards was generally intended to reflect the executive officer’s duties and responsibilities within Safeguard, his performance and contributions during the year and an evaluation of the comparison data described above.

In February 2005, the Compensation Committee evaluated the annual performance of Safeguard and the individual performance of the other executive officers on a basis similar to that described above with respect to the chief executive officer and approved payment of annual cash incentives ranging from 86.5% to 90% of target amounts.

IRS Limits on Deductibility of Compensation

The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code. Section 162(m) disallows a tax deduction for any publicly held corporation for certain executive compensation exceeding $1,000,000 per person in any taxable year unless it is “performance based” within the meaning of Section 162(m). The portion of cash compensation paid to Mr. Craig for 2004 in excess of $1,000,000 was not “performance-based” compensation within the meaning of Section 162(m) and, therefore, was not deductible by Safeguard. We believe that providing an appropriate level of cash compensation and maintaining flexibility in determining compensation may be more important than preserving this tax deduction. Therefore, the Compensation Committee does not currently plan to take any action to qualify any of the cash incentive compensation plans under Section 162(m).

Conclusion

Consistent with our compensation philosophy, we believe that attracting and retaining talented and motivated management and employees is essential to creating long-term shareholder value. Offering a competitive, performance-based compensation program with a significant equity component helps to achieve these objectives by aligning the interests of executive officers with those of our shareholders. The Compensation Committee has reviewed the compensation of the chief executive officer and the other executive officers for 2004, including base pay, annual cash incentives and long-term equity-based incentive compensation, and believes that Safeguard’s fiscal 2004 compensation program met the objectives of our compensation philosophy.

Members of the Compensation Committee:

John W. Poduska, Sr., Chair	Julie A. Dobson	John J. Roberts

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee as of the date of this proxy statement is or has been an officer or employee of Safeguard or its subsidiaries.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table is a summary for 2004, 2003 and 2002 of compensation awarded, paid to or earned by Safeguard’s president and chief executive officer and our four other most highly compensated executive officers at the end of 2004 (referred to as the “named executive officers”).

					Long-Term Compensation
		Annual Compensation			Awards
				Other		Securities
				Annual	Restricted	Underlying
				Compen-	Stock	Options/	All Other
		Salary	Bonus	sation	Awards	SARs	Compensation
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	(#)	($)(4)
Anthony L. Craig	2004	$600,000	$622,800	$—	$—	750,000	$38,897
President and Chief	2003	600,000	535,680	—	1,307,500	—	39,511
Executive Officer	2002	500,000	650,000	353,365	598,175	800,000	38,313

Michael F. Cola	2004	$420,000	$247,967	—	$—	300,000	$23,097
Group President, Life	2003	310,000	257,920	—	523,000	—	22,368
Sciences	2002	275,000	275,000	—	673,391	100,000	21,833

Christopher J. Davis	2004	$337,083	$284,625	—	$—	250,000	$23,907
Executive Vice President	2003	310,000	282,720	—	639,200	—	23,458
and Chief Administrative	2002	310,000	310,000	—	1,030,947	130,000	22,967
and Financial Officer

Anthony A. Ibargüen (5)	2004	$397,564	$210,000	—	$—	—	$18,445
Former Managing	2003	310,000	270,320	—	784,500	—	22,656
Director, Business &	2002	300,000	310,000	—	932,475	300,000	22,571
IT Services

John A. Loftus (6)	2004	$225,000	$116,775	—	—	225,000	$17,505
Senior Vice President and
Chief Technology Officer

(1)	Includes payments made in March 2005 for bonuses earned under the 2004 management incentive plan.

(2)	In 2004, no named executive officer received perquisites or other personal benefits in an amount greater than the SEC’s reporting threshold of the lesser of $50,000 or 10% of such named executive officer’s total annual salary and bonus. The amount reported for Mr. Craig for 2002 includes $333,151 for reimbursement of relocation expenses and the related tax gross-up.

(3)	This column represents the value of restricted shares and deferred stock units awarded to the named executive officers. Restricted shares that remained unvested at December 31, 2004 provided for 25% vesting on the first anniversary of the grant date and vesting in 36 equal monthly installments thereafter. The deferred stock units provided for 25% vesting on the first anniversary of the grant date and vesting in 36 equal monthly installments on the first day of each month thereafter, with the following exceptions: one grant awarded to Mr. Davis vested 50% on the first anniversary of the grant date and in 12 equal monthly installments on the first day of each month thereafter and one-half of the deferred stock units awarded to the named executive officers for 2003 vested on the earlier of the fifth anniversary of the grant date or the achievement of certain performance criteria (which condition was met on October 1, 2004 in connection with the sale of Safeguard’s interest in CompuCom Systems, Inc.). At December 31, 2004, the number and value of unvested restricted shares and unvested deferred stock units held by the named executive officers were as follows:

	Unvested Restricted Shares		Unvested Deferred Stock Units
Name	Number	Value	Number	Value
Anthony L. Craig	—	—	302,500	$641,300
Michael F. Cola	20,311	$43,059	137,500	$291,500
Christopher J. Davis	40,625	$86,125	128,122	$271,619
Anthony A. Ibargüen	54,167	$114,834	142,499	$302,098
John A. Loftus	—	—	—	—

The value of the unvested restricted shares and deferred stock units presented is based on the closing price of $2.12 per share of Safeguard common stock on December 31, 2004. Vesting of the restricted shares and deferred stock units may be accelerated upon death, permanent disability, retirement, a change in control, or termination for any reason other than cause or resignation without good reason. Restricted shares and deferred stock units are entitled to dividends declared on our common stock, if any.

(4)	For 2004, all other compensation includes the following amounts:

	Deferred	Life Insurance	Group Life Insurance
Name	Compensation Plan	Premiums	Imputed Income
Anthony L. Craig	$15,375	$21,200	$2,322
Michael F. Cola	$15,375	$7,056	$666
Christopher J. Davis	$15,375	$7,740	$792
Anthony A. Ibargüen	$14,617	$3,672	$156
John A. Loftus	$15,375	$1,920	$210

(5)	Mr. Ibargüen joined Safeguard in January 2002 and served in this position until May 2004, when he became president and chief executive officer of Alliance. Mr. Ibargüen is no longer an executive officer of Safeguard. The amounts reflected for 2004 include salary of $103,333 and bonus of $100,000 paid by Safeguard with respect to Mr. Ibargüen’s service to Safeguard until May 2004 and salary of $294,231 and a bonus of $110,000 paid by Alliance with respect to his service to Alliance from May 2004.

(6)	Mr. Loftus became an executive officer of Safeguard in February 2004.

2004 Stock Option Grants

The following table shows stock option grants during 2004 to the named executive officers. We have not granted any stock appreciation rights to the named executive officers.

	Individual Grants
		Percent of
		Total			Potential Realizable
	Number of	Options/			Value at Assumed
	Securities	SARs			Annual Rates of Stock
	Underlying	Granted to			Price Appreciation for
	Option/SARs	Employees	Exercise or		Option Term(1)
	Granted	In Fiscal	Base Price	Expiration	5%	10%
Name	(#)(2)	Year	($/Sh)(3)	Date	($)	($)
Anthony L. Craig	750,000	28.4%	$2.115	12/20/2012	$757,364	$1,814,018
Michael F. Cola	300,000	11.3%	$2.125	12/15/2012	$304,378	$729,038
Christopher J. Davis	250,000	9.5%	$2.125	12/15/2012	$253,648	$607,532
Anthony A. Ibargüen	—	—	—	—	—	—
John A. Loftus	225,000	8.5%	$2.125	12/15/2012	$228,283	$546,778

(1)	These values assume that the shares appreciate from the exercise price on the grant date at the compounded annual rate shown from the grant date until the end of the option term. These values are not estimates of future stock price growth of Safeguard. Executives will not benefit unless the Safeguard stock price increases above the option exercise price.

(2)	The options have an eight-year term and vest 25% on the first anniversary of the grant and in 36 equal monthly installments thereafter. Upon death, disability, change in control, termination of employment without cause, for good reason (as defined in individual agreements between each executive officer and Safeguard) or within 18 months of a change in control, or retirement on or after an individual’s 65th birthday, the options will become fully vested on the date of the event. The option exercise price may be paid in cash, by delivery of previously acquired shares, subject to certain conditions, or same-day sales (that is, a cashless exercise through a broker). The Compensation Committee may modify the terms of outstanding options, including acceleration of the exercise date.

(3)	All options have an exercise price equal to the fair market value of the shares subject to each option on the grant date.

Upon joining Alliance in May 2004, Mr. Ibargüen was awarded an option to acquire approximately 2.5% of the shares of AHI common stock under its 2002 Equity Compensation Plan at an exercise price equal to the fair market value of the shares on the grant date. The option has an eight-year term and vests 25% on the first anniversary of the grant and in 36 equal monthly installments thereafter. In the event of a change in control of AHI, some or all of the options would vest earlier depending upon when such transaction occurs. As described in our Annual Report on Form 10-K, AHI is 98.9% owned by Safeguard. Safeguard’s companies generally have used equity grants as part of their executive compensation programs.

2004 Year-End Stock Option Values

The following table shows the information concerning stock options held by the named executive officers as of December 31, 2004. There were no options exercised by the named executive officers during 2004.

	Number of Securities Underlying		Value of Unexercised
	Unexercised Options/SARs		In-The-Money Options/SARs
	at Fiscal Year-End (#)		at Fiscal Year-End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Anthony L. Craig	1,268,750	1,281,250	$156,000	$113,750
Michael F. Cola	174,583	360,417	$50,750	$36,250
Christopher J. Davis	210,833	329,167	$65,975	$47,125
Anthony A. Ibargüen	218,750	81,250	—	—
John A. Loftus	99,375	365,625	$5,438	$5, 438

(1)	The value is calculated using the difference between the option exercise price and the year-end stock price of $2.12 per share, multiplied by the number of shares subject to an option.

Employment Contracts, Severance and Change-in-Control Arrangements

Mr. Craig is a party to agreements with us which entitle him to a current annual base salary of $600,000. In 2002, we paid $333,151 of Mr. Craig’s relocation costs and the related tax gross-up and afforded him the right to use an equity membership in a country club. The agreements provide that in the event Mr. Craig’s employment is terminated without cause, he terminates his employment for good reason (as defined in his agreements), or his employment is terminated within 24 months following a change in control of Safeguard, we will pay Mr. Craig three times the sum of his annual base salary (of at least $600,000) plus the greater of his bonus at his target bonus percentage or the average of his actual bonus received for the last three completed fiscal years; his outstanding stock options will fully vest and will remain exercisable until the third anniversary of his termination of employment; the Board, in its discretion, may accelerate the vesting of any restricted stock grants and deferred stock units held by Mr. Craig; we will reimburse Mr. Craig up to $20,000 for outplacement services or office space; and we will provide Mr. Craig with up to 24 months’ continued coverage under our medical, health and life insurance plans.

In March 2005, Mr. Craig notified the Board of his intention to retire. Safeguard has entered into a transition agreement with Mr. Craig which replaces his prior agreements. Pursuant to the transition agreement, Mr. Craig will remain president and chief executive officer at his current compensation level until the date the successor chief executive officer joins Safeguard. For a six-month transition period thereafter (which may be extended if requested by the new chief executive officer and approved by the Board), Mr. Craig will remain an employee of Safeguard to assist in the transition to the new chief executive officer and may remain a director for a transitional period thereafter. Safeguard has agreed to pay Mr. Craig $75,000 per month for his services during the transition period, continue his health, life and similar benefits coverage, and provide him with other employee benefits made available to executive officers of Safeguard. Mr. Craig’s stock options and deferred stock units will continue vesting during the transition period, during his service as a Board member and for six months thereafter, following which his stock options will remain exercisable for 24 months. Following the transition period, Mr. Craig will repay Safeguard $75,000 in exchange for Safeguard’s equity membership in the country club described above, and Safeguard will pay up to $20,000 per year towards the premium cost of Mr. Craig’s health insurance coverage up to age 65.

Messrs. Cola, Davis and Loftus and Steven J. Feder (who became senior vice president and general counsel in November 2004 and whose compensation during 2004 was less than the level required for inclusion in the Summary Compensation Table) have agreements with us that provide certain benefits upon involuntary termination of employment without cause, termination of employment for good reason (as defined in the agreements) or termination of employment within 18 months following a change in control of Safeguard. In such an event, the agreements will provide the executives with the following benefits: payment of a prorated bonus for the year of termination; payment of a multiple of the executive’s base salary (plus annual target bonus in the case of Messrs. Cola and Davis); reimbursement of up to $20,000 for outplacement services or office space; and continued coverage under our medical, health and life insurance plans for a designated period. For Messrs. Cola and Davis, the multiple is two times the sum of base salary (of at least $475,000 and $375,000, respectively), plus an annual target bonus (of at least $275,000 and $325,000, respectively), and the number of months of continued coverage under our medical, health and life insurance plans is 24 months. For Mr. Feder, the multiple is one to 1.5 times base salary (of at least $300,000) depending upon the timing and reasons for termination of employment. For Mr. Loftus, the multiple is 1.5 times base salary (of at least $250,000). For Messrs. Feder and Loftus, the number of months of continued coverage under our medical, health and life insurance plans is 12 months. The agreements also provide that upon the termination of an executive’s employment in connection with a change in control, the executive’s stock options, restricted stock awards and deferred stock units will fully vest and the stock options will remain exercisable until the third anniversary of the termination of employment. If the termination of the executive’s employment occurs other than in connection with a change in control, the executive’s stock options will fully vest and remain exercisable until the third anniversary of the termination of employment, restricted stock grants made prior to October 2002 will vest, and the Board, in its discretion, may accelerate vesting of restricted stock grants or deferred stock units awarded after October 2002.

Safeguard’s executive officers are eligible for the benefits made available to other Safeguard employees from time to time, including our health, dental and vision plans, short- and long-term disability coverage, term life insurance, accidental death and dismemberment coverage, business travel accident insurance, and our 401(k) plan and non-qualified deferred compensation plan. Executive officers also receive a $10,000 annual car allowance, an $8,000 non-accountable annual expense allowance, universal life insurance coverage ranging from $750,000 to $1,000,000, and up to $5,000 reimbursement annually for medical, vision or dental expenses not covered under our other benefit plans.

During 2004, Mr. Ibargüen entered into an agreement with Alliance which provides for an annual base salary of $450,000 and an annual performance-based bonus target of $300,000 assuming 100% achievement of Alliance’s corporate performance objectives and his individual performance objectives. The agreement also provides Mr. Ibargüen with certain benefits upon involuntary termination of employment without cause, termination of employment for good reason (as defined in his agreement) or termination of employment within 18 months following a change in control of Alliance.

Relationships and Related Transactions with Management and Others

As part of our business, we participate in the management of private equity funds. Robert E. Keith, Jr., chairman of our Board, is the president and chief executive officer of TL Ventures, the management company for TL Ventures III, TL Ventures IV, and TL Ventures V, and the chairman of the management companies for EnerTech Capital Partners and EnerTech Capital Partners II. Mr. Keith and Safeguard are partners of the general partners of the TL Ventures and EnerTech Capital Partners funds, and they participate in the profits of these private equity funds. TL Ventures receives management fees from the TL Ventures funds and indirectly from EnerTech. During 2004, Safeguard paid to TL Ventures management fees of approximately $0.9 million in respect of Safeguard’s capital contribution to the various funds managed by TL Ventures. Safeguard has invested or committed a total of $67 million in the seven TL Ventures and EnerTech Capital funds. Safeguard owns less than 6% of the partnership interests of each of these funds.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The SEC rules require that we disclose late filings of reports of stock ownership by our directors, executive officers and greater than 10% holders of our common stock. During 2004, there were no holders of greater than 10% of our common stock. Based solely on our review of the copies of reports we have received and upon written representations from the reporting persons that no Form 5 reports were required to be filed by those persons, Safeguard believes there were no late filings by our directors and executive officers during 2004.

OTHER MATTERS

Expenses of Solicitation

Safeguard will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to our shareholders. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation.

Procedures for Submitting Shareholder Proposals

Proposals for Inclusion in the Proxy Statement. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, shareholders may present proper proposals for inclusion in Safeguard’s proxy statement for consideration at our next annual meeting of shareholders by submitting the proposals to Safeguard in a timely manner. To be included in our proxy statement for the 2006 annual meeting, shareholder proposals must be received by Safeguard no later than December 26, 2005. Such proposals should be sent to:

Safeguard Scientifics, Inc.
Attention: Secretary
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087-1945

Proposals not included in the Proxy Statement. Our bylaws provide that only proposals included in the notice of the meeting may be considered at the annual meeting.

Additional Information

Safeguard’s annual report to shareholders for the year ended December 31, 2004, including consolidated financial statements and the related notes thereto and other information with respect to Safeguard and its companies, is being mailed, together with this proxy statement, on or about April 25, 2005 to shareholders of record as of the close of business on April 5, 2005.

General

The Internet website addresses included in this proxy statement are provided for the convenience of our shareholders. The information contained therein or connected thereto are not intended to be incorporated into this proxy statement.

Safeguard is not aware of any other business to be presented at the annual meeting. If matters other than those described in this proxy statement should properly arise at the annual meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Deirdre Blackburn
Secretary

April 25, 2005

APPENDIX A

SAFEGUARD SCIENTIFICS, INC.
STATEMENT ON CORPORATE GOVERNANCE

The business of Safeguard Scientifics, Inc. (the “Company”) is conducted by its employees, managers and officers, under the direction of the chief executive officer (the “CEO”) and the oversight of the Company’s Board of Directors (the “Board”), to enhance the long-term economic value of the Company for its stockholders. The Board is elected by the stockholders to oversee management and to assure that the long-term interests of the stockholders are being served. The Board and management recognize that the long-term interests of stockholders are advanced by responsibly addressing the concerns of other stakeholders and interested parties including employees, recruits, customers, suppliers, communities, government officials and the public at large. The Board has adopted this Statement on Corporate Governance, as well as committee charters, to provide a framework for the functioning of the Board and Board committees.

I.	Board Duties and Responsibilities

A.	Oversight

To accomplish its mission to maximize long-term stockholder value, the Board must:

1.	ensure that the Company operates in a legal, ethical, and socially responsible manner;

2.	select, evaluate, and offer substantive advice and counsel to the CEO and work with the CEO to develop effective measurement systems that facilitate an evaluation of the Company’s degree of success in creating long-term economic value for its stockholders;

3.	review, approve, and monitor fundamental financial and business strategies and major corporate actions;

4.	oversee the Company’s capital structure and financial policies and practices;

5.	assess major risks facing the Company and review options for their mitigation; and

6.	provide counsel and oversight on the selection, evaluation, development and compensation of executive officers and provide candid feedback on their successes and failures.

B.	Corporate Governance

The Board will review and, if it deems appropriate, approve changes to this Statement of Corporate Governance that have been recommended to the Board by the Corporate Governance Committee.

C.	Committee Charters

The Board will review and, if it deems appropriate, approve changes to the Company’s Audit, Compensation and Corporate Governance Committee charters, including such changes as have been recommended to the Board by such committees. The chairpersons of the various committees shall consult with the Corporate Governance Committee in coordinating the work assignments of the various committees.

D.	Evaluation and Education

The Board shall oversee the Corporate Governance Committee’s initiatives for the evaluation and education of the full Board, the committees of the Board and individual Board members. The Company has an educational program for new Board members that includes extensive materials and meetings with key management. Additionally, all directors will periodically participate in continuing education programs designed to improve their ability to perform their duties.

E.	Company Visitation

Non-employee directors are encouraged to visit the Company and its subsidiaries each year to familiarize himself/herself with the business of the Company and its subsidiaries. These visits should be pre-arranged with the CEO, and directors are requested to report to the full Board at the next Board meeting after any such visit their observations from such visits.

F.	Assessing Board and Committee Performance

The Corporate Governance Committee will conduct an annual evaluation of the Board’s performance and the performance of its individual members and assist each of the Board committees in a self-assessment of each committee’s performance and the performance of individual members of each committee to determine whether the Board and its committees are functioning effectively.

G.	Assessing CEO Performance

The Board believes that the CEO’s performance should be evaluated annually and as a regular part of any decision with respect to CEO compensation. The Board has delegated to the Corporate Governance Committee the responsibility to conduct an annual performance evaluation of the CEO’s performance and communicate its evaluation to the CEO. The Board has delegated to the Compensation Committee the responsibility to review, consider, suggest and approve compensatory plans and pay levels for the CEO. However, in performing its duties, the Compensation Committee will periodically consult with, and solicit the views of, the entire Board concerning the compensation of the CEO prior to approving compensation arrangements with the CEO. The Compensation Committee is responsible for setting annual and long-term performance goals for the CEO and for evaluating his or her performance against such goals. The following areas shall be reviewed at least annually by the appropriate committee and the independent members of the Board: (i) the creation of a Company vision and strategy; (ii) the execution of the vision and strategy; (iii) the development of sound long-term and annual business plans in support of the approved strategy; (iv) maintenance of consistent values and exemplary conduct; and (v) the development, retention and motivation of an effective executive management team and succession plans for the executive management team. The annual assessment of the performance of the CEO will be discussed with the CEO in a manner to be determined by the chairperson of the Corporate Governance Committee.

H.	Succession Planning

The Board shall oversee the Corporate Governance Committee’s initiatives for succession planning. To assist the Board, the CEO periodically provides the Corporate Governance Committee with an assessment of the executive officers and their potential to succeed him or her. The CEO also will provide the Corporate Governance Committee with an assessment of persons considered to be potential successors to other executive officer positions and a review of any development plans recommended for such potential successors. The results of these assessments will be reported to and discussed with the Board.

I.	Business Conduct and Ethics

The Board believes that, in order to maintain the highest ethical, legal and socially responsible conduct, the Company should maintain appropriate codes of business conduct and ethics regarding, among other things: (i) conflicts of interest; (ii) corporate opportunities; (iii) confidentiality; (iv) fair dealing; (v) protection and proper use of Company assets; (vi) compliance with laws, rules and regulations; and (vii) such other matters as the Board deems appropriate. Such codes also will collectively include standards of conduct applicable to designated persons, including the CEO and the senior financial officers, that are designed to promote: (i) honest and ethical conduct; (ii) full, fair, accurate, timely and understandable disclosure in the periodic reports, proxy statements and other Company filings with, and documents furnished to, the Securities and Exchange Commission; (iii) compliance with applicable governmental rules and regulations; (iv) the prompt internal reporting of violations of the codes; and (v) accountability for adherence to the codes. The Board has delegated the responsibility for establishing and overseeing these codes of business conduct and ethics to the Audit Committee and the Corporate Governance Committee.

II.	Corporate Organization

A.	Board of Directors

The Corporate Governance Committee is responsible for considering and making recommendations to the Board concerning the appropriate size of the Board. The Board shall periodically review its size to consider the size that is appropriate for its effective operation. In general, the Board believes that its appropriate size is eight to eleven members, recognizing that retirements, resignations and recruiting delays may result, periodically, in the Board consisting, for some transitional period, of a slightly greater or lesser number of directors than the Board may have targeted.

B.	Management

After considering the recommendations of the CEO, the Board will appoint the members of the executive management of the Company.

III.	Board of Directors Composition and Structure

A.	Mix of Directors; “Independent” Directors

A substantial majority of the Board will be independent in accordance with the requirements of the New York Stock Exchange (the “NYSE”). The Board’s current goal is to have at least 70% of its members be independent. Moreover, no director will be independent unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

1.	Categorical Standards. The Board has established the following objective independence guidelines to assist it in determining director independence: A director will not be deemed independent if: (i) the director is, or within the last three years was, employed by the Company (other than former employment as an interim Chairman or CEO or other executive officer); (ii) someone in the director’s immediate family is, or within the last three years was, employed as an executive officer of the Company; (iii) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (iv) the director is a current employee of a firm that is the Company’s internal or external auditor; (v) the director has an immediate family member who is a current employee of a firm that is the Company’s internal or external auditor and who participates in that firm’s audit, assurance or tax compliance (but not tax planning practice); (vi) the director or an immediate family member was, within the last three years (but is no longer), a partner or employee of such a firm and personally worked on the Company’s audit within that time; (vii) the director or someone in the director’s immediate family is, or has been within the last three years, employed as an executive officer of another entity that concurrently has or had as a member of its compensation (or equivalent) committee of the board of directors any of the Company’s executive officers; or (viii) the director received, or someone in the director’s immediate family received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees, pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), compensation received by a director for former service as an interim Chairman or CEO or other executive officer, and compensation received by an immediate family member for service as an employee of the Company (other than an executive officer). The following commercial or charitable relationships will not be considered to be material relationships: (i) if the director is a current employee, or someone in her/his immediate family is an executive officer, of another company that, during any of the other company’s past three fiscal years made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year of the other company, does not exceed $1 million or two percent, whichever is greater, of the other company’s consolidated gross revenues or (ii) if the director serves as an executive officer of a charitable organization and, during any of the charitable organization’s past three fiscal years, the Company made charitable contributions to the charitable organization in any single fiscal year of the charitable organization that does not exceed $1 million or two percent, whichever is greater, of the charitable organization’s consolidated gross revenues. For the purposes of these categorical standards, the term “immediate family member” has the meaning set forth in the New York Stock Exchange’s corporate governance rules.

2.	Board Determinations. For relationships not addressed by the guidelines in subsection 1 above, the determination of whether the director would be independent or not shall be made by the Board of Directors, subject to applicable New York Stock Exchange or other listing standard or legal requirements.

3.	Audit Committee Independence Requirements. Audit Committee members may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any Company subsidiary. For the purpose of this paragraph, compensatory fees do not include fees for service on the Board or a Board committee, or the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service). In addition, Audit Committee members may not be affiliated persons of the Company or any Company subsidiary.

4.	Selection of Directors. In connection with its proxy solicitation relating to the Company’s annual stockholders’ meeting, the Board recommends a slate of nominees for election by stockholders. In addition, the Board fills vacancies on the Board when necessary or appropriate. The Board’s recommendations or determinations are based on the recommendations of, and information supplied by, the Corporate Governance Committee, taking into account the criteria described below and other factors, including the requirements for Board committee membership. In recommending nominees, the Board will consider nominees recommended by stockholders.

B.	Board Membership Criteria

The Corporate Governance Committee is responsible for considering, reviewing with and making recommendations to the Board, on an annual basis, concerning the size and overall characteristics of the Board, including desired competencies, skills and attributes, for establishing criteria for persons to be nominated for election to the Board and its committees, and for filling vacancies. Criteria to be considered include at a minimum the following: (i) a candidate’s qualification as “independent” under the various standards applicable to the Board and each of its committees; (ii) depth and breadth of experience within the Company’s industry and otherwise; (iii) outside time commitments; (iv) special areas of expertise; (v) accounting and finance knowledge; (vi) business judgment; (vii) leadership ability; (viii) knowledge of international markets; (ix) experience in developing and assessing business strategies; (x) corporate governance expertise; (xi) risk management skills; and (xii) for incumbent members of the Board, the past performance of the incumbent director. In considering candidates for nomination, the Committee shall be sensitive to outstanding talent among minority groups and women and shall give consideration to the staffing needs of each of the committees of the Board.

C.	Leadership

The Board notes that all directors are elected by the stockholders and, therefore, have an equal voice. The Chairperson of the Board, the CEO, or the Board as a whole may call upon any one or more directors to provide leadership in a given situation. The Board understands that leadership in certain subject areas falls to the committee chairpersons responsible for the subject matter giving rise to the need, and that the chairpersons function as the committee liaisons to the Chairperson and the rest of the Board. The chairperson of the Corporate Governance Committee will preside at the executive sessions of the non-employee directors.

D.	Term Limits

The Board does not believe that it should establish term limits for service on the Board. Term limits have the disadvantage of causing the loss of the contribution of directors who have developed, over a period of time, meaningful insight into the Company and its operations and, therefore, can provide an important contribution to the Board as a whole.

E.	Retirement

No person will be nominated by the Board to serve as a director after he or she has passed his or her 70th birthday unless the Corporate Governance Committee has waived the mandatory retirement age of such person as a director.

F.	Resignation

A non-management director who changes the primary job responsibilities related to his or her principal employment that the director held at the time of his or her most recent election to the Board will offer a letter of resignation for Board consideration. The Board will, in its sole discretion, determine whether such change in responsibilities will impair the director’s ability to effectively serve on the Board, and may waive such requirement for resignation where it has determined the ability of the director to serve is not impaired. A management director will offer to resign from the Board upon the management director’s resignation, removal, or retirement as an officer of the Company. The Board will, in its sole discretion, determine whether or not to accept such resignation, provided that if approved by the Board, such director shall only continue to serve as a director after his or her resignation, removal or retirement for a transition period of up to one year after the date that he or she ceases to be an executive officer.

G.	Additional Directorships

Directors are encouraged to limit the number of other boards of directors (excluding non-profit boards of directors) on which they serve, taking into account their potential meeting attendance, participation, and other commitments with respect to these other boards of directors. It is generally advisable for members of the Audit Committee to limit the number of public company audit committees on which they serve to three. The Corporate Governance Committee and the Board will take into account the nature of and the time involved in a director’s service on other boards in evaluating the suitability of individual director candidates. Prior to accepting any invitation to serve on the board of directors of another public company board of directors or with any government or advisory group, a director must seek and receive the consent of the Corporate Governance Committee to confirm the absence of any actual or potential conflict that would result from the director’s service on such board of directors or such government or advisory group. Such approval should routinely be granted absent issues arising from an actual or potential conflict.

H.	Compensation of Non-Employee Directors

The Compensation Committee periodically reviews, considers and recommends to the Corporate Governance Committee the total compensation program for all non-employee directors of the Company for service on the Board and its committees. The Board should make changes in non-employee director compensation practices only upon the recommendation of the Corporate

Governance Committee after discussion and concurrence by a majority of independent directors of the full Board. Both the Board and Corporate Governance Committee should be guided by the following principles: compensation should fairly pay directors for the work required; compensation should align directors’ interests with the long-term interests of stockholders while not calling into question their objectivity; and the structure of the compensation should be simple, transparent and easy for stockholders to understand.

IV.	Board Meetings and Procedures

A.	Number of Meetings; Attendance and Preparation

The Board holds a minimum of four regularly scheduled meetings per year. Directors are expected to attend all regularly scheduled meetings and to have reviewed, prior to the meetings, all written meeting materials distributed to them in advance. Directors are expected to be physically present at all regularly scheduled meetings, and a director who is unable to attend a meeting is expected to notify the Chairperson in advance of such meeting. Attendance in person is always preferred. However, conference telephone, videoconference, or similar communication equipment attendance at a meeting is acceptable.

B.	Distribution of Materials

The agenda for each meeting of the Board will be prepared by the CEO following consultation with the Chairperson and other members of the Board and provided to directors along with “Board Books” containing supporting materials in a timely manner in advance of any meeting. It is recognized, however, that under certain circumstances, written materials may be unavailable to directors in advance of the meeting. On those occasions in which the information regarding a matter to be considered at a Board meeting is too sensitive to provide in writing, the Chairperson may elect to contact each director by telephone in advance of the meeting to discuss the subject and the principal issues the Board will need to consider. Each director is required to review the materials distributed in advance of the meeting. Any director may request, without restriction, the addition of specific agenda items. Such requests will be discussed in a timely manner with the Chairperson of the Board prior to preparation and dissemination of the agenda to directors. Every director is expected to attend every Board meeting and meetings of committees on which he or she serves.

C.	Attendance of Non-Directors; Access to Senior Management/Independent Advisors

The Board believes that attendance of key executive officers and, under special circumstances, other Company personnel can augment the meeting process by providing certain expertise and insight into items that are open for discussion at certain meetings. Directors have complete and open access to the executive management and information concerning the Company’s business activities and performance. Such access will be guided by the Company’s policies regarding confidential information. The Board, including the independent members of the Board and the committees of the Board, have the authority, in their discretion and at the Company’s expense, to retain independent advisors.

D.	Executive Sessions of Non-Employee Directors

The non-employee directors of the Board will have an opportunity to meet in executive session at each regularly scheduled Board meeting, or as they otherwise may determine necessary, outside of the presence of any management directors and any other members of the Company’s management who may otherwise be present, to: (i) evaluate the CEO, (ii) review management succession planning, and (iii) consider such other matters as they may deem appropriate. During at least one session per year, only independent directors may be present. The chairperson of the Corporate Governance Committee will preside at the executive sessions. Following each executive session, the results of the deliberations and any recommendations should be communicated to the full Board. The Board will establish, or direct a committee to establish, a method for interested parties to communicate directly with the presiding director or with non-management directors as a group.

E.	Confidentiality

The Board believes that maintaining confidentiality of information and deliberations is an imperative.

V.	COMMITTEES

A.	General

1.	Except where Board committees have sole authority to act as required by applicable law or a listing standard, it is the general policy of the Company that major decisions be considered by the Board as a whole. As a consequence, the Board has determined to constitute only those committees that it believes are critical to the efficient operation of the Board or are required by applicable law or a listing standard. The Board currently has four standing Committees: the Audit Committee; the Compensation Committee; the Corporate Governance Committee; and the Acquisition Committee. The Board has the authority to establish such other committees, temporary or permanent, as the Board deems advisable. The Audit Committee, the Compensation Committee and the Corporate Governance Committee will each consist of three or more directors, each of whom will satisfy the independence requirements set forth herein and any additional requirements set forth in their respective charters and any other listing or regulatory requirements. The Corporate Governance Committee will recommend, and the Board will designate, a chairperson of each committee. The Acquisition Committee shall consist of three or more directors, at least two of whom shall satisfy the independence requirements set forth herein.

2.	Each of the Audit Committee, the Compensation Committee, and the Corporate Governance Committee will have appropriate written charters that are adopted by the Board. The charter of each committee will be reviewed at least annually by the Board and the relevant committee. These committee charters will be made available on the Company’s website at: www.safeguard.com.

3.	Chairpersons of committees and appropriate members of executive management will, where possible, develop an advance agenda for all committee meetings along with supporting materials in a timely manner in advance of any meeting. Each committee member is required to review all such materials in advance of the meeting. Insofar as possible, committee meetings will be scheduled in conjunction with meetings of the full Board.

4.	The Board is responsible for overseeing the activities of its committees (except where such committees have sole authority to act pursuant to applicable law or a listing standard) and for ensuring that the committees are fulfilling their duties and responsibilities. The Board will regularly receive reports from its committees regarding their activities and will take such actions as it deems necessary and appropriate in response to these reports.

B.	Membership

1.	The Board does not believe in mandating fixed rotation of committee members and/or committee chairpersons, since there may be reasons at a given point in time for maintaining continuity. Ideally, however, the Board will seek to rotate committee members and chairpersons, on a staggered basis within each committee, on an average of every three to four years. The Board seeks thereby to avoid director entrenchment while ensuring continuity and the availability of experience derived through longevity.

2.	The Corporate Governance Committee will make recommendations regarding committee appointments to the Board for its approval. Proposed committee appointments, including the designation of committee chairpersons, will give consideration to any expressed desire of individual Board members. The Board will make the committee appointments at the first regularly scheduled Board meeting following each Annual Meeting of Stockholders.

3.	Any member of the Board may attend any of the Committee meetings.

VI.	OTHER PRINCIPLES

A.	Disclosure and Review of Corporate Governance Principles

This Statement on Corporate Governance will be made available on the Company’s website. The Corporate Governance Committee will review this Statement on Corporate Governance from time to time, but not less frequently than annually, and will report on the results of its review to the full Board.

B.	Communications with Stockholders and Other Interested Parties

1.	The Chairperson and the CEO are responsible for establishing effective communications with the Company’s stockholders, customers, associates, communities, suppliers, creditors, and corporate partners. Directors are not precluded from meeting with such parties, but any such meetings generally should be held with management present.

2.	The Board believes it is imperative that the Company promote full, fair, accurate, timely and understandable disclosure in the periodic reports and other statements and reports that the Company is required to file under the securities laws.

February 23, 2005

APPENDIX B

SAFEGUARD SCIENTIFICS, INC.
AUDIT COMMITTEE CHARTER

I.	Purpose

The Audit Committee (the “Committee”) of the Company is appointed by, and generally acts on behalf of, the Board of Directors (the “Board”) of Safeguard Scientifics, Inc. (the “Company”). The Board has determined to establish the governing principles of the Committee through the adoption of this Charter. The Committee’s principal purposes shall be:

(i)	to assist the Board in its oversight of (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the Company’s Internal Controls (as defined in Section II.C.1.) and (iv) the performance of the Company’s internal audit function;

(ii)	to interact directly with and evaluate the performance of the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence;

(iii)	to prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement; and

(iv)	to discharge such duties and responsibilities as may be required of the Committee by the provisions of applicable law or rule or regulation of the New York Stock Exchange.

With respect to financial reporting, and compliance with laws and regulations, management is primarily responsible for the Company’s reporting process and the system of Internal Controls. Management is responsible for the completeness and accuracy of the Company’s financial statements and the fair presentation of the financial condition, results of operations and cash flows of the Company. Management is also primarily responsible for assuring compliance with applicable laws and regulations and with the Company’s Code of Conduct. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements in accordance with generally accepted accounting principles (“GAAP”). Consistent with the specific duties of the Committee listed below, it is the responsibility of the Committee, working in conjunction with management and the independent auditors, to oversee and monitor these policies and procedures in a manner that achieves their objectives.

II.	Responsibilities and Duties

A.	Financial Reporting

1.	General

The Committee shall review and discuss with management and the independent auditor, as appropriate, the following:

(i)	the Company’s policies and procedures regarding disclosures that may impact the financial statements;

(ii)	significant financial reporting issues and judgments;

(iii)	the establishment and adequacy of the Company’s Internal Controls and any actions taken to address reportable or material control deficiencies;

(iv)	financial statement presentation;

(v)	any regulatory and accounting initiatives;

(vi)	all alternative treatments of the Company’s financial information, including the use of “pro forma” or “adjusted” non-GAAP information, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor;

(vii)	any reports prepared by the independent auditors and provided to the Committee relating to significant financial reporting issues and judgments including, among other things, the Company’s selection, application and disclosure of critical accounting principles and practices, all alternative assumptions, estimates or methods used by the independent auditors and the effects, if any, such treatments have on the Company’s financial statements and the treatment preferred by the independent auditors;

(viii)	all “special-purpose” entities, off-balance sheet structures and all complex financing transactions;

(ix)	any disagreements that may have occurred between the independent auditor and management relating to the Company’s financial statements or disclosures;

(x)	any communications between the independent auditor’s team assigned to the Company’s audit and the independent auditor’s national office, and all other material written communications between the independent auditor, management and the internal auditor, including any “management” or “internal control” letters issued, or proposed to be issued, by the independent auditor to the Company;

(xi)	any correspondence with regulators or published reports that raise material issues with respect to, or that could have a significant effect on, the Company’s financial statements; and

(xii)	any other matters required to be discussed by applicable auditing standards, laws or regulations.

2.	Preparation and Release of Financial Information

a.	For annual information, the Committee shall review and obtain an understanding of the scope and timing of the annual audit as well as the results of the audit work performed by the independent auditors. For quarterly information, the Committee shall obtain an understanding of the extent to which the independent auditors review quarterly financial information.

b.	The Committee shall meet with the Company’s general counsel, and outside counsel when appropriate, to discuss legal matters that may have a significant impact on the Company’s financial information.

c.	The Committee shall review earnings press releases prior to their release, as well as the types of financial information and earnings guidance provided to analysts and ratings agencies.

d.	The Committee shall meet to review and discuss with management and the independent auditors the annual audited financial statements to be included in the Company’s annual report on Form 10-K, the quarterly financial statements to be included in the Company’s Forms 10-Q, the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any other financial disclosures prior to their release to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented.

e.	The Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K

f.	The Committee shall prepare the report required in accordance with the applicable rules and regulations of the SEC to be included in the Company’s annual proxy statement.

B.	Monitoring Compliance with Code of Ethics

The Committee shall meet periodically with the senior members of the internal audit resource, the general counsel’s office and, where appropriate, the independent auditors, to review the Company’s policies and procedures regarding compliance with the Company’s Code of Conduct, including the Code of Ethics for Senior Financial Officers.

C.	Oversight of Disclosure Controls and Procedures and Internal Controls and Procedures

1.	The Committee shall oversee the Company’s disclosure controls and procedures and internal controls and procedures for financial reporting (as defined by the SEC), as well as internal controls generally (collectively, “Internal Controls”). The Committee will review with the independent auditors, the Company’s internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the internal controls of the Company. This review should elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed internal controls are desirable.

2.	The Committee shall evaluate whether management is setting the appropriate tone at the top by communicating the importance of strong internal controls.

3.	The Committee shall evaluate the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

D.	Oversight of Internal Audit

1.	The Committee shall oversee the Company’s establishment and maintenance of an appropriate control process for reviewing and approving its internal transactions and accounting, whether such process is implemented through an internal audit department of the Company, through outsourcing or otherwise (such process, the “internal audit resource”).

2.	When the internal audit resource is established, the Committee shall oversee the activities, organizational structure and qualifications of the internal audit resource. The internal audit resource shall report functionally to the Committee and administratively to the Company’s Chief Financial Officer.

3.	A representative from the internal audit resource shall attend Committee meetings at the Committee’s request from time to time, and report, at least semi-annually, to the Committee on audit results for the period and the status of the audit schedule. Reports may be made at more frequent intervals if deemed necessary by the Committee or as may be requested by the internal audit resource.

4.	The Committee shall review and approve the annual internal audit plan, objectives, schedules and any special projects undertaken by the internal audit resource.

5.	The Committee shall discuss with the internal audit resource any changes to, and the implementation of, the internal audit plan and any special projects and discuss with the internal audit resource the results of the internal audits and special projects.

6.	The Committee shall review any significant reports to management prepared by the internal audit resource, management’s responses and the status of any recommended corrective action. Particular emphasis will be given by the Committee to significant control deficiencies and actions taken by management to correct them.

7.	The Committee shall discuss with the internal audit resource any audit problems or difficulties, including any restrictions on the scope of the internal audit resource’s activities or on access to requested information, and management’s response to same and any other matters required to be brought to its attention.

8.	The Committee may request, either directly, through the Chief Financial Officer or the corporate controller, that the internal audit resource perform special studies, investigations, or other services in matters of interest or concern to the Committee.

9.	The Committee shall review the effectiveness of the internal audit function.

10.	The Committee shall periodically review the charter of the internal audit resource to ensure that it provides for the independence, objectivity and authority of the internal audit function, and make recommendations thereto. The Committee shall ensure that the members of the internal audit resource shall have unrestricted access to all of the Company’s records, reports, personnel, and physical properties as may determined by the members of the internal audit resource to be relevant to the performance of their audits.

11.	The Committee shall review and approve the appointment and replacement of the senior member of the Company’s internal audit resource.

E.	Oversee Relationship with Independent Auditors

1.	Appointment and Authorization of Services

a.	The Committee shall have the sole authority to retain, set compensation and retention terms for, terminate and oversee the activities of the Company’s independent auditors.

b.	The independent auditors shall report directly to the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

c.	The Committee shall review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The Committee may adopt such pre-approval policies regarding, and may delegate to one or more of its members the authority to grant pre-approvals for, the performance of non-audit services, and any such Committee member who pre-approves a non-audit service shall report the pre-approval to the full Committee at its next scheduled meeting. The Committee shall periodically notify the Board of their approvals.

d.	Prior to the audit, the Committee shall meet with the independent auditors to discuss the planning, staffing and fees related to the audit.

2.	Oversight of Independence and Qualifications of Independent Auditors

a.	In order to assess the independence of the Independent Auditor, the Committee shall, at least annually, obtain and review a report by the independent auditors describing all relationships between the firm and the Company and all professional services provided to the Company. The Committee shall review with the independent auditors the nature and scope of all disclosed relationships or professional services and take, or recommend that the Board take, appropriate action to ensure the continuing independence of the auditors.

b.	The Committee shall, at least annually, obtain and review a report by the independent auditors describing: (a) the auditing firm’s internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory board, within the preceding five years, respecting one or more independent audits performed by the firm, and any steps taken to deal with any such issues.

c.	After reviewing the reports from the independent auditors and the independent auditors’ work throughout the audit period, the Committee will conduct an annual evaluation of the independent auditors’ performance and independence, including whether the independent auditors’ quality controls are adequate. In making its evaluation, the Committee shall take into account the opinions of management and the senior member of the Company’s internal audit resource. The Committee shall present its conclusions with respect to the evaluation of the independent auditors to the Board.

d.	The Committee shall monitor compliance by the independent auditor of all other independence requirements that the independent auditor may be subject to including ensuring that the audit firm has adhered to the five-year rotation requirement for the lead and reviewing audit partners.

3.	Other Oversight Responsibilities

a.	The Committee shall discuss with the independent auditors any audit problems or difficulties, including any restrictions on the scope of the auditor’s activities or on access to requested information, and management’s response to same and any other matters required to be brought to its attention under auditing standards.

b.	The Committee shall set clear policies for the hiring by the Company of employees or former employees of the independent auditors. Specifically, the Company shall not hire as its Chief Executive Officer, Controller, Chief Financial Officer, Chief Accounting Officer or any person serving in an equivalent position any partner, employee or former employee of the Company’s independent auditors who participated in any capacity in an audit of the Company during the one-year period preceding the date of initiation of the then-current audit.

III.	Other Powers and Responsibilities

A.	Evaluations

With the assistance of the Corporate Governance Committee, the Committee shall annually review and assess its own performance and the performance of each Committee member and deliver a report to the Board setting forth the results of its evaluation. In conducting this review, the Committee shall address matters that it considers relevant to its performance, including at a minimum, the adequacy, appropriateness and quality of the information and recommendations presented to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

B.	Investigations; Retention of Professional Advisors

1.	The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The President, the Chief Financial Officer or the Corporate Secretary of the Company shall provide or arrange to provide such other information, data and services as the Committee may request. The Committee shall conduct such interviews or discussions as it deems appropriate with personnel of the Company, and/or others whose views would be considered helpful to the Committee.

2.	The Committee shall have the authority to obtain advice, counsel and assistance from internal and external legal, accounting and other advisors for any reason, including but not limited to in connection with any special investigations deemed necessary by the Committee. The Company shall provide appropriate funding for the Committee to retain such advisors without requiring the Committee to seek Board approval.

C.	Risk Management

The Committee shall discuss periodically with management the Company’s policies and guidelines regarding risk assessment and risk management, as well as the Company’s major financial risk exposures and steps management has taken to monitor and control such exposures. The Committee also shall review the Company’s existing processes and policies with respect to risk assessment and risk management.

D.	Whistleblowing Procedures

The Committee shall establish procedures (i) for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; (ii) to ensure that such complaints are treated confidentially and anonymously; and (iii) for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

E.	Disputes with Management

The Committee shall resolve any significant disagreements between the independent auditors and management, and between the internal audit resource and management.

F.	Revision of Charter

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

G.	Reports

1.	The Committee shall make regular reports to the Board on its activities, including reviewing any issues that arise respecting the quality and integrity of the Company’s public reporting, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, the performance of the Company’s internal audit resource and the effectiveness of the Company’s internal controls.

2.	The Committee shall make an annual presentation to the Board promptly after the receipt of the independent auditor’s opinion on the Company’s financial statements. The presentation shall provide an overview of the Committee’s activities, findings of importance, conclusions, recommendations, and items that require follow-up or action by the Board.

H.	Miscellaneous

The Committee shall perform any other activities consistent with this Charter, the Company’s Articles of Incorporation, Bylaws, and governing law, as the Committee deems necessary or appropriate.

IV.	Membership and Organization of Committee

A.	Size of Committee

The Committee shall consist of at least three directors.

B.	Member Qualifications

1.	Each director who serves on the Committee must be affirmatively determined by the Board to satisfy the requirements established by the Company’s Statement on Corporate Governance, as well as by the New York Stock Exchange, to be considered an “independent” member of the Board. In addition, the Board of Directors must determine that each member of the Committee satisfies the independence and experience requirements of the New York Stock Exchange and applicable federal securities laws, including the additional audit committee independence requirements set forth in Section 10A(m)(3) of the Exchange Act of 1934, as amended, and the rules promulgated thereunder.

2.	Generally, no member of the Committee may serve simultaneously on the audit committees of more than three public companies without a specific Board determination that such simultaneous service will not impair the ability of such Committee member to serve on the Committee.

C.	Appointment

The members of the Committee shall be appointed by the Board upon the recommendation of the Corporate Governance Committee. The Corporate Governance Committee shall recommend, and the Board shall designate, one member of the Committee to serve as Chairperson. If the Chairperson is absent from a meeting, another member of the Committee may act as Chairperson.

D.	Term

Members of the Committee will be appointed for one-year terms and shall serve until their resignation, retirement, or removal by the Board or until their successors shall be appointed. The Board may fill vacancies on the Committee and remove a member of the Committee at any time with or without cause. No member of the Committee shall be removed except by majority vote of the independent directors of the Board then in office.

V.	Conduct of Meetings

A.	Frequency

The Committee shall meet when, where and as often as it may deem necessary and appropriate in its judgment, but in no event less than five (5) times per year, either in person or telephonically. A majority of the members of the Committee shall constitute a quorum. The Chairman of the Board or any Committee member shall have the right to call a special meeting of the Committee.

B.	Non-Committee Member Attendees

1.	The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

2.	The Committee shall meet with the independent auditors, the senior member of the Company’s internal audit resource, and management in separate meetings as often as it deems necessary and appropriate in its judgment.

C.	Conduct of Meetings

The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

D.	Minutes

A member of the Committee, a designee of the Committee or the Corporate Secretary shall keep written minutes of Committee meetings, which minutes shall be maintained with the books and records of the Company.

E.	Delegation of Authority

The Committee may delegate authority to one or more members of the Committee when appropriate, but no such delegation shall be permitted if the authority is required by law, regulation or listing standard to be exercised by the Committee as a whole.

April 14, 2005

APPENDIX C

SAFEGUARD SCIENTIFICS, INC.
CORPORATE GOVERNANCE COMMITTEE CHARTER

I.	Purpose

The Corporate Governance Committee (the “Committee”) of the Company is appointed by, and generally acts on behalf of, the Board of Directors (the “Board”) of Safeguard Scientifics, Inc. (the “Company”). The Board has determined to establish the governing principles of the Committee through the adoption of this Charter. The Committee’s principal purposes shall be:

(i)	to establish criteria for the selection of directors, to consider qualified Board candidates recommended by stockholders, and to recommend to the Board the nominees for director in connection with the Company’s annual meeting of stockholders;

(ii)	to take a leadership role in shaping the Company’s corporate governance policies and to develop and recommend to the Board the Company’s Statement on Corporate Governance and the Company’s Code of Business Conduct and Ethics;

(iii)	to conduct annual evaluations of the Board, its committees and its members; and

(iv)	to discharge such duties and responsibilities as may be required of the Committee by the provisions of applicable law or rule or regulation of the New York Stock Exchange.

II.	Responsibilities and Duties

A.	Nomination of Directors

The Committee has the following responsibilities:

(i)	to consider and make recommendations to the Board concerning the appropriate size and overall characteristics of the Board, including desired competencies, skills and attributes and the desired ratio of independent and non-independent directors;

(ii)	to establish criteria for persons to be nominated for election to the Board and its committees, taking into account the composition of the Board as a whole. At a minimum, the criteria should include (i) a candidate’s qualification as “independent” under the various standards applicable to the Board and each of its committees; (ii) depth and breadth of experience within the Company’s industry and otherwise; (iii) outside time commitments; (iv) special areas of expertise; (v) accounting and finance knowledge; (vi) business judgment; (vii) leadership ability; (viii) knowledge of international markets; (ix) experience in developing and assessing business strategies; (x) corporate governance expertise; (xi) risk management skills; and (xii) for incumbent members of the Board, the past performance of the incumbent director. The Committee will consider all criteria when assessing the qualifications of candidates, including the candidacies of incumbent directors who are being considered for re-nomination.

(iii)	to conduct searches for prospective directors based on the foregoing criteria, review candidates recommended by stockholders, and evaluate and recommend candidates for election to the Board by the stockholders or to fill vacancies. In making its recommendation, the Committee shall be sensitive to outstanding talent among minority groups and women, and shall give consideration to the staffing needs of each of the committees of the Board;

	(iv)	to review on an annual basis and recommend to the Board one member of the Board to serve as Chairperson (who also may be the Chief Executive Officer);

	(v)	to establish policies for reviewing the continued appropriateness of Board membership when an individual director changes the position he or she held when elected or appointed to the Board;

	(vi)	evaluate and make recommendations to the Board concerning the appointment of directors to Board committees and the selection of committee chairs; recommendations shall consider suggestions from the Chairperson of the Board, desired characteristics of committee members, specific legal and regulatory requirements, whether there should be a policy of periodic rotation of directors among the committees, the number of boards and other committees on which the directors serve, and whether there should be any limitations on the number of consecutive years a director should serve on any one committee; and

	(vii)	to periodically review the independence of each director.

B.	Corporate Governance Oversight

The Committee has the following responsibilities:

(i)	to periodically review and assess the adequacy of the Company’s corporate governance principles and recommend any changes to the Board for its approval and adoption;

(ii)	to evaluate and recommend to the Board the responsibilities of the Board committees, including the structure, operations and the authority to delegate to subcommittees;

(iii)	to assist the Board in its allocation of workload among the various committees of the Board;

(iv)	to review and reassess the adequacy of the charters of the various committees of the Board periodically and recommend any proposed changes to the Board for its approval;

(v)	to assist the Board with development of responsibilities of directors, including basic duties and responsibilities with respect to attendance at board meetings and advance review of meeting materials;

(vi)	upon the recommendation of the Compensation Committee, to periodically review, consider and recommend to the Board the total compensation program for all non-employee directors of the Company for service on the Board and its committees;

(vii)	to oversee the review and update, when appropriate, of the Company’s Code of Business Conduct and Ethics, including the Code of Ethics for Senior Financial Officers;

(viii)	to review any conflicts of interest or other issues that may arise under the Company’s Code of Business Conduct and Ethics or Code of Ethics for Senior Financial Officers involving the Company’s officers or members of the Board;

(ix)	to review and approve all transactions between the Company (and its subsidiaries) and its directors and executive officers;

(x)	to approve all service by senior executive officers on outside boards of directors;

	(xi)	to review and recommend adoption of all director and officer insurance policy requirements;

	(xii)	to conduct an annual performance evaluation of the CEO and communicate this evaluation to the CEO;

	(xiii)	to oversee the process of succession planning for the CEO and executive management; and

	(xiv)	to review director compliance with such stock ownership guidelines as may be in effect from time to time.

C.	Board Evaluation and Development

The Committee has the following responsibilities:

(i)	to conduct an annual evaluation of the full Board, the various Board committees and individual Board members, which evaluations shall be reported to the whole Board;

(ii)	to establish and maintain an orientation program for new directors; and

(iii)	to develop, or make available, a continuing education program conducted either internally or externally for all directors.

III.	Other Powers and Responsibilities

A.	Evaluations

The Committee shall annually review and assess its own performance and the performance of each Committee member and deliver a report to the Board setting forth the results of its evaluation. In conducting this review, the Committee shall address matters that it considers relevant to its performance, including at a minimum, the adequacy, appropriateness and quality of the information and recommendations presented to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

B.	Reports

The Committee shall make regular reports to the Board, providing an overview of its activities, summarizing Committee actions and commenting on the fulfillment of the Committee’s duties under this Charter. The Committee shall also present resolutions to the Board that the Committee has recommended be adopted at the Board level.

C.	Retention of Professional Advisors

The Committee shall have the authority to retain consultants and other third-party advisors of its selection as it deems necessary to provide it with advice and counsel, including a search firm to fulfill its responsibilities of identifying candidates for Board membership. The Company shall provide appropriate funding for the Committee to retain such advisors without requiring the Committee to seek Board approval.

D.	Revision of Charter

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

E.	Miscellaneous

The Committee shall perform any other activities consistent with this Charter, the Company’s Articles of Incorporation, Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

IV.	Membership and Organization of Committee

A.	Size of Committee

The Committee shall consist of at least three directors.

B.	Member Qualifications

The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange.

C.	Appointment

The members of the Committee shall be appointed by the Board. The Board shall designate one member of the Committee to serve as Chairperson. If the Chairperson is absent from a meeting, another member of the Committee may act as Chairperson.

D.	Term

Members of the Committee will be appointed for one-year terms and shall serve until their resignation, retirement, or removal by the Board or until their successors shall be appointed. The Board may fill vacancies on the Committee and remove a member of the Committee at any time with or without cause. No member of the Committee shall be removed except by majority vote of the independent directors of the Board then in office.

V.	Conduct of Meetings

A.	Frequency

The Committee shall meet when, where and as often as it may deem necessary and appropriate in its judgment, but in no event less than three (3) times per year, either in person or telephonically. A majority of the members of the Committee shall constitute a quorum. The Chairman of the Board, the Chairman of the Committee, or the Company’s Chief Executive Officer shall have the right to call a special meeting of the Committee.

B.	Non-Committee Member Attendees

The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

C.	Conduct of Meetings

The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

D.	Minutes

A member of the Committee or the Corporate Secretary shall keep written minutes of Committee meetings, which minutes shall be maintained with the books and records of the Company.

E.	Delegation of Authority

The Committee may delegate authority to one or more members of the Committee when appropriate, but no such delegation shall be permitted if the authority is required by law, regulation or listing standard to be exercised by the Committee as a whole.

October 29, 2003

APPENDIX D

SAFEGUARD SCIENTIFICS, INC.
COMPENSATION COMMITTEE CHARTER

I.	Purpose

The Compensation Committee (the “Committee”) of the Company is appointed by, and generally acts on behalf of, the Board of Directors (the “Board”) of Safeguard Scientifics, Inc. (the “Company”). The Board has determined to establish the governing principles of the Committee through the adoption of this Charter. The Committee’s principal purposes shall be:

(i)	to review, consider, suggest and approve compensatory plans and pay levels for the Chief Executive Officer (“CEO”) and the Company’s other executive officers (together with the CEO, the “Executives”);

(ii)	to recommend to the Corporate Governance Committee the annual retainer and meeting attendance fees for all non-employee directors of the Company (the “Directors”) for service on the Board and its committees;

(iii)	to review and administer (in conjunction with management) the employee long- and short-term compensation plans, employee performance-based incentive plans (which are cash and equity based) and other employee benefit plans in alignment with the Company’s business strategy and in a manner that reflects, in general, programs and practices within the high technology industry;

(iv)	to issue annually a report on executive compensation in accordance with the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s proxy statement; and

(v)	to discharge such duties and responsibilities as may be required of the Committee by the provisions of applicable law or rule or regulation of the New York Stock Exchange.

II.	Responsibilities and Duties

The Committee has the following responsibilities:

(i)	to periodically review, consider and approve the philosophy for compensation of its Directors, Executives and employees;

(ii)	to provide oversight with regard to the development and ongoing refinement of the Company’s compensation philosophies on behalf of any compensation or benefit plan maintained by the Company;

(iii)	to periodically review, consider and recommend to the Corporate Governance Committee the total compensation program for all non-employee directors of the Company for service on the Board and its committees. Overall compensation shall include an annual retainer (which may be payable in cash or equity of the Company and may vary in amount depending on whether the director is the Chairperson of the Board or a chairperson of a committee of the Board), meeting fees, stock compensation and additional consideration as determined by the Committee;

(iv)	to periodically review, consider and approve the total compensation program for Executives to ensure that the elements of that program support the Company’s philosophy for the compensation of Executives and relate back to the Company’s strategy, as established by the Board. The compensation program may be composed of a mix of base salary, short and long-term incentives, deferred compensation programs, equity awards and executive benefits. The Committee shall also review, consider, suggest and approve individual compensation packages for each of the Executives;

(v)	to consider, in evaluating Executive compensation, the Company’s performance, compensation paid to similar executive officers of other companies which the Committee believes are appropriate benchmarks for compensation paid to the Executives and past awards to the Executive;

(vi)	to establish and administer objective performance goals under which performance-based compensation may be paid to the CEO and the Named Executive Officers (as that term is defined in Item 402 of Regulation S-K under the Securities Act of 1933, as amended) of the Company and to certify that such performance goals are attained prior to the payment of any performance-based compensation that is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code;

(vii)	to periodically review, consider and approve the total compensation program for employees to ensure that the elements of that program support the Company’s philosophy for the compensation of employees and relate back to the Company’s strategy, as established by the Board. The compensation program may be composed of a mix of base salary, short and long-term incentives, deferred compensation programs, equity awards and benefits;

(viii)	to interpret, administer and make awards to Executives and employees under the Company’s employee equity compensation plans (the “Equity Compensation Plans”) and other benefit plans, including determining eligibility, the number and type of grants and the terms of such grants, and to review and approve management’s recommendations. With respect to employee compensation only, the Committee may delegate this responsibility to one or more sub-committees as it determines to be appropriate;

(ix)	to subject itself to oversight by the Board and fully cooperate with any audit of the Committee or any other request for information by the Board, the CEO or the Company’s internal and outside auditors, including to open its books and records in connection with the Board’s oversight, any audit of the Committee or any such request for information;

(x)	to prepare annually a report to the Board regarding the compensation of the CEO and the Named Executive Officers of the Company in accordance with the applicable rules and regulations of the SEC stating the criteria by which the CEO and the Named Executives receive compensation, which report will be included in the Company’s proxy statement;

(xi)	to monitor compliance with Sections 304 and 402 of the Sarbanes-Oxley Act of 2002, relating, respectively, to forfeiture of certain bonuses and profits by the CEO and Chief Financial Officer and to the prohibition on personal loans by the Company to the directors and officers of the Company;

(xii)	to review, consider and approve special employment arrangements and agreements for Executives and potential hires that would become Executives;

(xiii)	to oversee the Company’s employee benefit programs and advise on which changes should be approved by the stockholders or the Board, where applicable;

(xiv)	to periodically advise and consult with the Company’s Executives regarding managerial personnel matters;

(xv)	to periodically consult with, and solicit the views of, the entire Board concerning the compensation of the CEO prior to approving compensation arrangements with the CEO.

III.	Other Powers and Responsibilities

A.	Evaluations

With the assistance of the Corporate Governance Committee, the Committee shall annually review and assess its own performance and the performance of each Committee member and deliver a report to the Board setting forth the results of its evaluation. In conducting this review, the Committee shall address matters that it considers relevant to its performance, including at a minimum, the adequacy, appropriateness and quality of the information and recommendations presented to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

B.	Reports

The Committee shall make regular reports to the Board, providing an overview of its activities, summarizing Committee actions and commenting on the fulfillment of the Committee’s duties under this Charter. The Committee shall also present resolutions to the Board that the Committee has recommended be adopted at the Board level.

C.	Retention of Professional Advisors

The Committee shall have the authority to retain consultants and other third-party advisors of its selection to provide it with advice and counsel about the Company’s compensation and benefit programs. The Company shall provide appropriate funding for the Committee to retain such advisors without requiring the Committee to seek Board approval.

D.	Revision of Charter

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

E.	Miscellaneous

The Committee shall perform any other activities consistent with this Charter, the Company’s Articles of Incorporation, Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

IV.	Membership and Organization of Committee

A.	Size of Committee

The Committee shall consist of at least three directors.

B.	Member Qualifications

All members of the Committee shall meet the definitions of: “independent director” under the rules of the New York Stock Exchange; “outside director” under Treasury Regulation 1.162 (e)(3), for purposes of Internal Revenue Code Section 162(m); and “non-employee director” under Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

C.	Appointment

The members of the Committee shall be appointed by the Board upon the recommendation of the Corporate Governance Committee. The Corporate Governance Committee shall recommend, and the Board shall designate, one member of the Committee to serve as Chairperson. If the Chairperson is absent from a meeting, another member of the Committee may act as Chairperson.

D.	Term

Members of the Committee will be appointed for one-year terms and shall serve until their resignation, retirement, or removal by the Board or until their successors shall be appointed. The Board may fill vacancies on the Committee and remove a member of the Committee at any time with or without cause. No member of the Committee shall be removed except by majority vote of the independent directors of the Board then in office.

V.	Conduct of Meetings

A.	Frequency

The Committee shall meet when, where and as often as it may deem necessary and appropriate in its judgment, but in no event less than five (5) times per year, either in person or telephonically. A majority of the members of the Committee shall constitute a quorum. The Chairman of the Board, the Chairman of the Committee, or the Company’s Chief Executive Officer shall have the right to call a special meeting of the Committee.

B.	Non-Committee Member Attendees

The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

C.	Conduct of Meetings

The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

D.	Minutes

A member of the Committee or the Corporate Secretary shall keep written minutes of Committee meetings, which minutes shall be maintained with the books and records of the Company.

E.	Delegation of Authority

The Committee may delegate authority to one or more members of the Committee when appropriate, but no such delegation shall be permitted if the authority is required by law, regulation or listing standard to be exercised by the Committee as a whole.

October 29, 2003

UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR all nominees.

1.	ELECTION OF DIRECTORS- Nominees:

01 Anthony L. Craig
	02 Julie A. Dobson	FOR ALL	WITHHELD FROM
	03 Robert E. Keith, Jr.	NOMINEES	ALL NOMINEES
04 Andrew E. Lietz
	05 George MacKenzie	☐	☐
06 Jack L. Messman
07 John W. Poduska, Sr.
08 Robert Ripp
09 John J. Roberts

To withhold authority to vote for any individual nominee while voting for the remainder, strike a line through the nominee’s name in the list.

To cumulate votes, write “cumulate for” in the space below, followed by the name of the nominee(s) and the number of votes to be cast for each nominee.

The Board of Directors recommends a vote FOR Proposal 2.

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005	FOR ☐	AGAINST ☐	ABSTAIN ☐

SIGNATURE(S) OF SHAREHOLDER(S)	Date

YOU MUST SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD. If shares are jointly owned, you must both sign. Include title if you are signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the annual meeting date.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/sfe Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

If you are located outside of the United States, the delivery of your Proxy
MUST be via the INTERNET or MAIL.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

No matter how many shares you hold, we consider your vote important and encourage you to vote as soon as possible.
When you sign and return this proxy card, you
•	appoint Christopher J. Davis and Steven J. Feder, and each of them (or any substitutes they may appoint), as proxies to vote your shares, as you have instructed, at the annual meeting on May 25, 2005, and at any adjournments of that meeting,
•	authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting, and
•	revoke any previous proxies you may have signed.

IF YOU DO NOT INDICATE HOW YOU WISH TO VOTE, THE PROXIES WILL VOTE FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005, AND AS THEY MAY DETERMINE, IN THEIR DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access your Safeguard Scientifics, Inc. account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Safeguard Scientifics, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• Make address changes
• View certificate history	• Establish/change your PIN
• Consent to receive all future annual meeting materials and shareholder communications electronically	• Access stock transfer forms and information

Visit Mellon Investor Services LLC at http://www.melloninvestor.com.

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between 9:00 a.m. and 7:00 p.m. Monday-Friday Eastern Time

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